Filed Pursuant to Rule 424(b)(3)
Registration No. 333-131159

Subject to Completion
Preliminary Prospectus Supplement dated December 17, 2008

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 17, 2007)

$250,000,000
Shares

CIT Group Inc.
Common Stock

     We are offering shares of our common stock, par value $0.01 per share (the “offering”). Our common stock is listed on the New York Stock Exchange under the symbol “CIT.” The last reported sale price of our common stock on December 16, 2008 was $4.65 per share.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page S-17 of this prospectus supplement to read about factors that you should consider before buying our common stock.

     We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase from us up to $37,500,000 in additional shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any.

     This offering is conditioned upon the approval of CIT’s application to become a bank holding company under the U.S. Bank Holding Company Act of 1956, as amended (the “BHC Act”). We expect that the Board of Governors of the Federal Reserve System (the “Federal Reserve”) will have ruled on our application to become a bank holding company under the BHC Act in time to allow for settlement of the offering on a customary timetable, provided approval of the application is granted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Our common stock is not an obligation of any of our bank or nonbank subsidiaries and it is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the shares against payment on or about		, 2008.

J.P. Morgan	Morgan Stanley	Banc of America Securities LLC	Citi
The date of this prospectus supplement is , 2008

TABLE OF CONTENTS

 Prospectus Supplement

Prospectus
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL STOCK	23
DESCRIPTION OF DEPOSITARY SHARES	24
DESCRIPTION OF WARRANTS	27
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	28
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	29
PLAN OF DISTRIBUTION	46
LEGAL MATTERS	49
EXPERTS	49

i

ABOUT THIS PROSPECTUS SUPPLEMENT

     This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read carefully both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

     Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “CIT,” “CIT Group” and “CIT Group Inc.” refer to CIT Group Inc. and its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by CIT. We and the underwriters have not authorized anyone else to provide you with different or additional information. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of each respective document.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

     You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

     CIT is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports and information statements and other information with the SEC. You may read and copy any document CIT files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at www.sec.gov for further information on the public reference room. CIT’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR,” and which may be accessed at www.sec.gov, as well as from commercial document retrieval services. You can also find information about us by visiting our website at www.cit.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

     We are “incorporating by reference” certain information we file with the SEC into this prospectus supplement and the accompanying prospectus, which means that we may disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we file with the SEC after the date of this prospectus supplement and the accompanying prospectus and prior to the expiration or termination of the offering will automatically update and supersede the information included or incorporated by reference herein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below, which were filed with the SEC, and such documents form an integral part of this prospectus supplement and the accompanying prospectus:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Current Report on Form 8-K filed on November 6, 2008 (restating financial and other information included in Part I Item 1 and Part II Items 6, 7, 7A and 8 of the Form 10-K to give effect to the presentation of the home lending business as a discontinued operation);

  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

  CIT’s Definitive Proxy Statement filed with the SEC on March 25, 2008;

  our Current Reports on Form 8-K filed on December 16, 2008, December 2, 2008, November 25, 2008, November 18, 2008, November 17, 2008, November 13, 2008, October 16, 2008, October 3, 2008, October 2, 2008, September 8, 2008, July 17, 2008, July 1, 2008, June 16, 2008, June 9, 2008, May 12, 2008, April 25, 2008, April 22, 2008, April 18, 2008, April 17, 2008, April 3, 2008, March 20, 2008, March 14, 2008, March 12, 2008, March 4, 2008, February 26, 2008, February

  21, 2008, February 14, 2008, February 12, 2008, February 5, 2008,January 29, 2008, January 25, 2008, January 23, 2008, January 22, 2008, January 17, 2008 and January 11, 2008 and Current Reports on Form 8-K/A filed on February 6, 2008 (two reports), in each case excluding any information furnished under Item 2.02 or Item 7.01 of such Current Reports unless otherwise indicated therein; and
  the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

     We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and the accompanying prospectus and prior to the expiration or termination of the offering, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

     Any statement contained in this prospectus supplement and the accompanying prospectus or in a document (or part thereof) incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute part of this prospectus supplement and the accompanying prospectus.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Attention: Investor Relations
CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039
(866) 542-4847

SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement.

CIT Group Inc.

     CIT Group Inc., a Delaware corporation, is a leading commercial finance company providing financing and leasing products and services to clients in a wide variety of industries around the globe. Diversification is a hallmark of CIT, with a broad range of financial services businesses serving customers in over 30 industries and 50 countries. The majority of our business focuses on commercial clients with a particular focus on middle-market companies. We serve a wide variety of industries. Our largest industries include transportation, particularly aerospace and rail, and a broad range of manufacturing and retailing. We also serve the wholesaling, healthcare, communications, media and entertainment and various service-related industries. Our U.S. Small Business Administration (“SBA”) preferred lender operations have been recognized as the nation’s #1 SBA Lender (based on 7(a) program volume) in each of the last eight years.

     Asset generation is a core strength of CIT. We source transactions through direct marketing efforts to borrowers, lessees, manufacturers, vendors, distributors and to end-users through referral sources and other intermediaries. In addition, our business units work together both in referring transactions between units (i.e., cross-selling) and by combining various products and services to meet our customers’ overall financing needs. We also buy and sell participations in syndications of finance receivables and lines of credit and periodically purchase and sell finance receivables on a whole-loan basis.

     Credit adjudication and servicing are also core strengths. We maintain disciplined underwriting standards and employ sophisticated portfolio risk management models to achieve desired portfolio demographics. Our collection and servicing operations are centralized across businesses and geographies providing efficient client interfaces and uniform customer experiences.

Corporate Finance

     Our Corporate Finance segment provides a full spectrum of financing alternatives to borrowers ranging from small companies to large multinationals with emphasis on middle market companies. We service clients in a broad array of industries with specialized groups serving commercial and industrial; capital markets; communications, media and entertainment; energy; and healthcare sectors in the U.S. and abroad. We also provide collateralized and government-secured loans to small businesses (such as SBA loans), leveraging broker and intermediary relationships.

     We offer loan structures ranging from working capital loans secured by accounts receivable and inventories, term loans secured by fixed assets to leveraged loans based on operating cash flow and enterprise valuation. Loans may be fixed or variable rate, senior or subordinated, and revolving or term. Our clients typically use the proceeds for working capital, asset growth, acquisitions, debtor-in-possession financing, and debt restructurings. Additionally, we provide equipment lending and leasing products, including loans, leases, wholesale and retail financing packages, operating leases, and sale-leaseback arrangements to meet our customers’ needs.

Transportation Finance

     Our Transportation Finance segment specializes in providing customized leasing and secured financing primarily to end-users of aircraft, locomotives and railcars. Our transportation equipment financing products include short-term and long-term operating leases, single investor leases, sale and leaseback arrangements and equity portions of leveraged leases, as well as loans secured by equipment. Our equipment financing clients represent major and regional airlines worldwide, North American railroad companies, and middle-market to larger-sized aerospace and defense companies.

     This segment has been servicing the aerospace and rail industries for many years and has built a global presence with operations in the United States, Canada, Europe and Asia. We have extensive experience in managing equipment over its full life cycle, including purchasing new equipment, equipment maintenance, estimating residual values and re-marketing by re-leasing or selling equipment.

     The aerospace group offers commercial aircraft financing, business aircraft and aerospace and defense financing. It provides aircraft leasing and sales, asset management, finance, banking, technical and engineering, aircraft valuation and advisory services. The team has built strong relationships across the entire aerospace industry, including the major manufacturers, parts suppliers and carriers. These relationships provide us with access to technical information, which enhances our customer service and provides opportunities to finance new business. Our clients include major and regional airlines around the world.

     Our dedicated rail equipment group maintains relationships with numerous leading railcar manufacturers and calls directly on railroads and rail shippers throughout North America.

Trade Finance

     Our Trade Finance segment provides factoring, receivable and collection management products, and secured financing to businesses that operate in several industries including apparel, textile, furniture, home furnishings and electronics. Although primarily U.S.-based, we have increased our international business in Asia and Europe. CIT has many relationships with factors located throughout Asia, and from our full-service factoring company based in Frankfurt, Germany, we provide factoring and financing services to companies in Europe.

     We offer a full range of domestic and international customized credit protection, lending and outsourcing services that include working capital and term loans, factoring, receivable management outsourcing, bulk purchases of accounts receivable, import and export financing and letter of credit programs.

Vendor Finance

     We are a leading global vendor finance company with numerous vendor relationships and operations serving customers in over 30 countries. We have significant vendor programs in information technology, telecommunications equipment, healthcare and other diversified asset types across multiple industries. Through our global relationships with industry-leading equipment vendors, including manufacturers, dealers, and distributors, we deliver customized financing solutions to both commercial and consumer customers of our vendor partners in a wide array of programs.

     Our vendor alliances feature traditional vendor finance programs, joint ventures, profit sharing and other transaction structures with large, sales-oriented partners. In the case of joint ventures, we engage in financing activities jointly with the vendor through a distinct legal entity that is jointly owned. We also use “virtual joint ventures,” by which we originate the assets on our balance sheet and share with the vendor the economic outcomes from the customer financing activity. A key part of these partnership programs is coordinating with the vendor’s product offering systems to improve execution and reduce cycle times.

     We performed goodwill and other intangible asset impairment testing at September 30, 2008 because of sharply diminished future earnings expectations in our vendor finance segment, coupled with the fact that peer market valuations are low and CIT’s common stock had been trading below book value per share for four consecutive quarters. As a result of this testing, goodwill and other intangible asset impairment charges totaling $455.1 million pretax were recorded, and the vast majority of the charges related to this segment.

Consumer

     Our Consumer segment includes our liquidating student lending portfolio and certain vendor programs offered through CIT Bank, a Utah-based industrial bank with deposit-taking capabilities. Our consumer activities are principally focused on the U.S. market. Our student lending unit, which markets under the name Student Loan Xpress, offered student loan products, services, and solutions to students, parents, schools, and alumni associations. In April 2008, we ceased offering government-guaranteed student loans made under the Federal Family Education Loan Program, including consolidation loans, Stafford Loans, Parent Loans for Undergraduate Students (“PLUS”) and Grad PLUS. We also discontinued offering private loans during 2007. The majority of our student loan portfolio is consolidation loans, but our portfolio also includes Stafford and PLUS loans. Most of our student loan portfolio is serviced in-house from our Cleveland facility.

     CIT Bank, with total assets of $3.1 billion and deposits of $2.2 billion as of September 30, 2008, is located in Salt Lake City, Utah. Since its inception, the bank had been primarily funding consumer type loans. During late 2007, we refined the Bank’s focus to fund commercial assets and have commenced originating corporate loans. The Bank is chartered by the state of Utah as an industrial bank and is subject to regulation and examination by the Federal Deposit Insurance Corporation (the “FDIC”) and the Utah Department of Financial Institutions. In connection with CIT becoming a bank holding company, on November 12, 2008, CIT Bank, currently a Utah industrial bank, applied to convert into a Utah state chartered bank. Although

CIT Bank previously applied to be a state member bank of the Federal Reserve System, the Company subsequently has determined to withdraw the application. The Company does not believe that this will adversely impact the benefits of becoming a bank holding company. See “Recent Developments—Application to Become a Bank Holding Company” and “Recent Developments—Regulatory Update.”

     Our principal executive offices are located at 505 Fifth Avenue, New York, New York 10017. Our telephone number is (212) 771-0505.

Recent Developments

     Actions Relating to Liquidity and Capital Resources

     CIT’s funding strategy and liquidity position have been adversely affected by the ongoing stress in the credit markets that began in the middle of 2007 and reached unprecedented levels during recent months. The capital markets have remained highly volatile with liquidity significantly reduced. These conditions have resulted in increased borrowing costs and have curtailed our ability to access the unsecured debt markets in a cost-effective manner. During this period, our top priority has been to ensure that we restore adequate, reliable access to liquidity. To further support funding and liquidity at CIT, we have recently taken a number of measures, including:

  Sold CIT’s home lending business and manufactured housing portfolio in early July, with substantially all of the $1.8 billion in cash proceeds received and all $4.3 billion of the related secured debt transferred. CIT no longer has direct exposure to this asset class.

  Sold other assets, including syndicated loans, asset-based loans and aircraft for approximately $2.9 billion in proceeds.

  Refinanced approximately $6 billion of secured funding facilities, including approximately $4 billion of conduit facilities that finance on- balance sheet government-guaranteed student loans and a $2 billion conduit facility to finance equipment loans and leases.

  Received approximately half of a $3 billion long-term, financing facility from Goldman Sachs, structured and documented as a total return swap.

  Issued approximately $800 million of deposits, consisting of $700 million of time deposits and the remainder in brokerage sweep accounts, through CIT Bank, our Utah-based industrial bank.

  Borrowed approximately $400 million under a secured aircraft financing facility, under which we expect to finance an additional $1.1 billion of Airbus plane deliveries through the end of 2009.

  Entered into an agreement with Wells Fargo Bank for a $500 million secured lending facility.

  Executed certain equipment secured financings resulting in $400 million in proceeds.

     To further support funding and liquidity at CIT we are taking additional measures, including the offering, the Subordinated Notes Exchange (as defined below), the Equity Unit Exchange (as defined below), the submission of our application to the Federal Reserve to become a bank holding company under the BHC Act, the submission of our application to the U.S. Treasury to sell perpetual preferred stock to the U.S. Treasury pursuant to the Capital Purchase Program (as defined below) and discussions with the FDIC regarding CIT’s possible participation in the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”). We discuss in greater detail each of these actions (other than the offering) below.

     Application to Become a Bank Holding Company

     On November 12, 2008, CIT submitted an application to the Federal Reserve for approval to become a bank holding company under the BHC Act. CIT is seeking this new status from the Federal Reserve to obtain maximum flexibility and stability to pursue new business opportunities as the financial marketplace undergoes rapid and profound changes. If approved, we believe that conversion to a bank holding company would provide CIT with expanded opportunities for funding. In connection with CIT becoming a bank holding company, on November 12, 2008, CIT Bank, currently a Utah industrial bank, applied to convert into a Utah state bank. Although CIT Bank previously applied to be a state member bank of the Federal Reserve System, the Company subsequently has determined to withdraw the application. The Company does not believe that this will adversely impact the benefits of becoming a bank holding company. See also “—Regulatory Update” and “Risk Factors—Risks Related to Our Becoming a Bank Holding Company.”

     In connection with CIT’s application to become a bank holding company and CIT Bank’s application to convert CIT Bank to a Utah state bank, CIT has also applied to the Federal Reserve for an exemption on behalf of CIT and CIT Bank from Section 23A of the Federal Reserve Act (“Section 23A”). Section 23A contains quantitative limitations on certain transactions between a member bank and its affiliates. CIT is seeking the exemption for a onetime series of assets transfers of up to $30 billion in the aggregate that would otherwise exceed the quantitative limits as part of a strategic reorganization intended to gradually shift its primary operating platform to CIT Bank. CIT has proposed a plan to the Federal Reserve to move assets to CIT Bank in stages over a period of one year and in a manner that is acceptable to the regulators and has also made certain commitments to the Federal Reserve to ensure that the transfer of assets is safe and sound for CIT Bank. If our application on behalf of CIT Bank for an exemption under Section 23A of the Federal Reserve Act is granted in full, the Company plans to transfer up to approximately $30 billion of assets of the Corporate Finance, Trade Finance, Consumer, Vendor Finance, Transportation Finance and Government Guaranteed Student Loan businesses to CIT Bank. No assurances can be given that the Federal Reserve will grant CIT’s request, in whole or in part, for an exemption from Section 23A, or that such request will be granted on the terms and conditions requested by CIT or that all assets can be transferred to CIT Bank.

     Following the conversion to a bank holding company, the Federal Reserve will have authority to conduct on-site examinations of CIT and any of its affiliates, subject to coordinating with any state or federal functional regulator of any particular affiliate. It is possible that certain of CIT’s existing businesses will not be deemed to be permissible for bank holding companies. If so, CIT will be required to divest them prior to the expiration of the statutory grace period of two years, with the possibility of three one-year extensions for a total maximum grace period of five years. CIT does not believe that such required divestments, if any, will have a material adverse effect on its financial condition or results of operations. CIT has agreed to maintain at least a 13% Total Capital Ratio until the Federal Reserve grants relief from this commitment. CIT committed to the FDIC to maintain at least a 15% Tier 1 Capital Ratio at CIT Bank for three years.

     This offering is the final element of CIT’s plan to raise the regulatory capital required by the plan it presented to the Federal Reserve in connection with its application to become a bank holding company under the BHC Act. This multi-step plan includes, in addition to this offering:

  the exchange up to $1,700,000,000 of certain outstanding notes of CIT for either newly issued Subordinated Notes (as defined below) or a combination of up to $550 million of cash and up to $1.15 billion of Subordinated Notes (as defined below) at the option of the eligible holders pursuant to an exchange offer which expires December 19, 2008 and which is expected to close, if the applicable conditions are met, on a customary settlement timetable, and the exchange of 19.6 million outstanding equity units of CIT, stated amount $25 per unit, for an aggregate of $81,758,078 in cash and 14,012,519 shares of CIT common stock pursuant to an exchange offer that expired December 15, 2008 and which is expected to close on December 18, 2008.

     Upon the successful completion of this offering, CIT expects that it will have raised an amount of regulatory capital satisfactory to the Federal Reserve and that the Federal Reserve will approve its application to become a bank holding company under the BHC Act. However, there can be no assurances that the capital raising plan presented to the Federal Reserve, or its successful execution, will be sufficient to gain its approval of our application to become a bank holding company. The closing of this offering is conditioned upon approval by the Federal Reserve of CIT’s application to become a bank holding company under the BHC Act. Unless we also receive a commitment from the U.S. Treasury to purchase our perpetual preferred stock pursuant to the Capital Purchase Program (as defined below), we do not expect to qualify for bank holding company status.

     Regulatory Update

     In connection with its application to become a bank holding company, CIT also applied to the Federal Reserve to become a state member bank of the Federal Reserve System and to become a financial holding company under the BHC Act. As a result of discussions with the Federal Reserve, on December 16, 2008, CIT withdrew its applications to become a state member bank and to become a financial holding company. The Company does not believe that failure to become a state member bank or a financial holding company will have a material adverse effect on its business or results of operations. As a result of withdrawing its application for membership in the Federal Reserve System, CIT Bank’s primary Federal bank regulator will continue to be the FDIC if CIT becomes a bank holding company. If CIT had been granted financial holding company status, it would have been allowed to engage in a broader range of financial services activities than those permitted for bank holding companies that do not have financial holding company status. Currently, almost all of CIT’s activities are permissible for bank holding companies that do not have financial holding company status. The activities potentially affected by the withdrawal of the financial holding company application are primarily related to CIT’s insurance business. If CIT is not approved as a financial holding company within the next two years, it is likely that CIT would be required to discontinue a portion of our insurance business and any other impermissible businesses currently conducted by CIT, which we do not believe would have a material adverse financial impact on the Company. There can be no assurances that the Federal Reserve will approve our application to become a bank holding company or any future application to become a financial holding company. See “Risk Factors—Risks Related to our Becoming a Bank Holding Company” and “Risk Factors—Risks Related to our Application to Become a Financial Holding Company.”

     In connection with the withdrawal of its application to become a financial holding company under the BHC Act, CIT amended certain terms of its Subordinated Notes Exchange (as defined below) and extended the expiration date of the Subordinated Notes Exchange. See “—Subordinated Notes Exchange.”

     Subordinated Notes Exchange

     On November 17, 2008, as amended on December 2, 2008, CIT offered eligible holders the opportunity to exchange up to $1,700,000,000 of certain outstanding notes (the “old notes”) of CIT for either (i) newly issued 12% Subordinated Notes due 2018 (the “Subordinated Notes”), or (ii) a combination of cash and Subordinated Notes at the option of the eligible holders. The total amount of cash that can be paid pursuant to the Subordinated Notes Exchange is $550,000,000 and the total amount of Subordinated Notes that can be issued is $1,150,000,000, on the terms and conditions set forth in the confidential offering memorandum related to such offers (the “Subordinated Notes Exchange”).

     The closing of the Subordinated Notes Exchange was previously conditioned upon the satisfaction or waiver of certain conditions, including the approval by the Federal Reserve of CIT’s application to become a bank holding company and a financial holding company under the BHC Act. As a result of discussions with the Federal Reserve, CIT withdrew its application to become a financial holding company. See “—Regulatory Update.” Therefore, CIT amended the condition to the closing of the Subordinated Notes Exchange to remove that it be approved by the Federal Reserve as a financial holding company under the BHC Act. The offer remains conditioned on CIT being approved by the Federal Reserve as a bank holding company under the BHC Act, and the purchase or commitment to purchase by the U.S. Treasury CIT’s perpetual preferred stock pursuant to the Capital Purchase Program created under the Emergency Economic Stabilization Act of 2008 (the “Capital Purchase Program”). The condition that CIT be approved as a bank holding company is a condition for the benefit of eligible holders and cannot be waived by CIT. In connection with the removal of the financial holding company condition, CIT extended withdrawal rights available to holders who had already tendered into the Subordinated Notes Exchange until 4:00 PM EST on December 17, 2008. However, if participants in the Subordinated Notes Exchange choose to withdraw their existing tenders, CIT may not be able to raise the necessary amount of regulatory capital that is required in order for the Federal Reserve to approve its application to become a bank holding company. See “Risk Factors—Risks Related to our Becoming a Bank Holding Company” and “Risk Factors—Risk Related to Our Application to Become a Financial Holding Company.”

     The original expiration date of the Subordinated Notes Exchange was 11:59 p.m. EST, on December 15, 2008. CIT has extended the expiration date of the Subordinated Notes Exchange to 5:00 p.m. EST on December 19, 2008 and assuming satisfaction of the remaining conditions to the offer, the Subordinated Notes Exchange is expected to close on a customary settlement timetable. At the time of the original expiration date, approximately $2.368 billion in aggregate principal amount of old notes had been tendered, which CIT expects will generate up to $1.15 billion of additional regulatory capital.

     Equity Unit Exchange

     On November 17, 2008, CIT offered holders the opportunity to exchange any and all equity units of CIT, stated amount $25 per unit, that are in the form of corporate units (the “Equity Units”), for a combination of $4.00 in cash and 0.7147 shares of CIT common stock, plus accrued but unpaid interest, per corporate unit, on the terms and conditions set forth in the offer to exchange related to such offer (the “Equity Unit Exchange”). The Equity Unit Exchange expired at 11:59 p.m. EST on December 15, 2008. Based on the exchange agent’s revised preliminary count, 19,606,213 Equity Units were validly tendered and not withdrawn as of the expiration date. In the aggregate, the Equity Unit Exchange is expected to result in the retirement of $490,155,325 of equity units, the issuance of 14,012,519 shares of common stock and the payment of $81,758,078 in cash to investors that properly tendered and did not validly withdraw their Equity Units. The closing of the Equity Unit Exchange is subject to customary closing conditions and is expected to close on December 18, 2008. Approximately $408 million of regulatory capital is expected to be generated by the Equity Unit Exchange.

     Restructuring of Securitization Facility

     On December 11, 2008, CIT completed the restructuring of an existing off-balance sheet securitization conduit of consumer finance receivables. The restructuring resulted in approximately $1.8 billion of assets and approximately $0.8 billion of liabilities in the conduit structure being put back on CIT’s consolidated balance sheet. The effect was to reduce the effective amount of risk-weighted assets, thereby improving the company’s regulatory capital ratios.

     Proposed Issuance of Perpetual Preferred Stock Pursuant to the Capital Purchase Program

     In October 2008, Congress passed the Emergency Economic Stabilization Act of 2008, under which the Troubled Asset Relief Program (the “TARP”) and the Capital Purchase Program have been created. Under the Capital Purchase Program, the U.S. Treasury may purchase senior perpetual preferred stock on standardized terms from qualifying financial institutions, including bank holding companies. The U.S. Treasury may purchase an amount of senior perpetual preferred stock of a participating qualifying financial institution equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets. If we were to participate in the program, the perpetual preferred stock we issue to the U.S. Treasury will rank senior to our common stock and pari passu with our existing preferred stock. The perpetual preferred stock will pay a cumulative dividend rate of 5% per annum for the first five years and would reset to a rate of 9% per annum thereafter, payable quarterly in arrears. In conjunction with the purchase of senior perpetual preferred stock from a qualifying financial institution, the U.S. Treasury will receive warrants to purchase a number of shares of common stock with an aggregate market price equal to 15% of the amount of the U.S. Treasury’s senior preferred investment. See “Description of Perpetual Preferred Stock to be Issued Pursuant to Capital Purchase Program.”

     On November 12, 2008, CIT submitted an application to participate in, and requested an investment under, the Capital Purchase Program. The application requested that the U.S. Treasury purchase $2.5 billion of perpetual preferred stock of CIT consistent with the guidelines established by the U.S. Treasury. There can be no assurances as to when or if we will be successful with respect to our application to participate in the Capital Purchase Program or if we will receive the amount of investment sought. See “Description of Perpetual Preferred Stock to be Issued Pursuant to Capital Purchase Program.”

     Obtaining Eligibility for the FDIC’s Temporary Liquidity Guarantee Program

     On November 26, 2008, the FDIC adopted a Final Rule establishing the TLG Program. The TLG Program includes (i) a debt guarantee program (the “Debt Guarantee Program”), by which the FDIC will guarantee the payment of certain newly-issued senior unsecured debt, and (ii) the Transaction Account Guarantee Program, by which the FDIC will guarantee certain non-interest-bearing transaction accounts. On November 12, 2008, pursuant to a previous interim rule, CIT notified the FDIC of its intent to participate in the Debt Guarantee Program. Based on the amount of our unsecured indebtedness outstanding at September 30, 2008 that matures before June 30, 2009, approximately $10 billion is the amount of indebtedness that we could issue pursuant to the Debt Guarantee Program if we are eligible to participate and the FDIC allows us to participate at the full amount of our eligibility. Because we were not a bank holding company on December 5, 2008, our ability to participate in the Debt Guarantee Program is at the discretion of the FDIC. As of the date of this offering, CIT has not received any assurance from the FDIC that CIT will be eligible to participate in the TLG Program and there can be no assurance that the FDIC will permit CIT to participate in the TLG Program or if allowed to participate will be allowed to participate in a meaningful amount.

     Expected Effects on Our Liquidity and Capital Resources

     The offering, the Subordinated Notes Exchange, the Equity Unit Exchange and participation in the Capital Purchase Program and TLG Program, if successful, will increase CIT’s capital levels and will also reduce the amount of its outstanding debt. These recapitalization actions are a condition to our becoming a bank holding company under the BHC Act and, if the offering and the other actions described above are not completed, there can be no assurance that CIT will be able to take alternative steps to meet the capital requirements of the BHC Act. Upon the successful completion of the Subordinated Notes Exchange, the Equity Unit Exchange and this offering, we expect that we will have raised an amount of regulatory capital satisfactory to the Federal Reserve. However, we have no assurances that the successful execution of the capital raising plan presented to the Federal Reserve will be sufficient to gain its approval of our application to become a bank holding company.

     Even assuming the successful implementation of all of the actions described above, CIT may be required to execute asset sales or other capital generating actions over and above its normal finance activities to provide additional liquidity and repay debt as it matures. In addition, if CIT becomes a bank holding company and, in the future, a financial holding company and over time fails to maintain regulatory capital requirements, CIT may be subject to serious consequences ranging in severity from being precluded from making acquisitions to becoming subject to formal and informal enforcement actions and CIT Bank may become subject to FDIC receivership.

     Potential Dividend Reduction or Elimination

     Management is considering whether to make a recommendation to the board of directors to reduce or eliminate dividends for the fourth quarter of fiscal year 2008. However, management has not made a decision whether or not to recommend any such reduction or elimination of dividends to the board of directors at this time, and if management elects to make such a recommendation, no final decision will be made by our board of directors until January 2009.

     Other Recent Financial Information

     We expect to record a significant loss for the quarter ending December 31, 2008, primarily due to a significant increase in our reserve for credit losses. This anticipated loss is expected to be partially offset by gains on debt extinguishment associated with the Equity Unit Exchange. The anticipated fourth quarter results also reflect further net interest margin compression and the potential write-off of selected account reconciliation differences, primarily in our European Vendor Finance business. We are currently executing a comprehensive work plan to update the reconciliations and are assessing the status of our internal controls for our European Vendor Finance business. The projected increase in the provision for credit losses reflects the economic environment and the resulting increase in delinquency rates and non-performing assets. As a result, we expect our total 2008 net charge-offs to be higher than our previous full year guidance of 80 to 85 basis points. We also expect 2009 net charge-offs to be higher than 2008 net charge-offs. The expected decline in net finance revenue (our margin) reflects the utilization of higher-cost funding sources, the cost of maintaining excess liquidity and the higher level of non-performing assets. Results for the quarter will also reflect lower asset levels, as we continue to manage down new business volume and lower operating expenses, primarily reflecting lower headcount.

THE OFFERING

Common stock offered	shares of common stock, par value $0.01 per share.

Over-allotment option

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase from us up to $37,500,000 in additional shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any.

Common stock outstanding after this offering	shares of common stock outstanding (or shares of common stock if the underwriters exercise their over-allotment option in full).

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $     (or $      if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering for general corporate purposes, including the payment of dividends on our outstanding preferred stock and the payment of interest on our outstanding junior subordinated notes for the first quarter of 2009 in an amount of approximately $33 million.

Condition to Closing

This offering is conditioned upon the approval of CIT’s application to become a bank holding company under the BHC Act. Unless we also receive a commitment from the U.S. Treasury to purchase our perpetual preferred stock pursuant to the Capital Purchase Program, we do not expect to qualify for bank holding company status.

Risk factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange symbol Relationships with the Underwriters

CIT

Affiliates of J.P. Morgan Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc. provide a variety of financial services to us and are principal lenders under our credit agreements and other liquidity facilities.

     The figures above are based on 288,382,912 shares of common stock outstanding as of November 30, 2008 and include 14,012,519 shares of common stock to be issued pursuant to the Equity Unit Exchange and excludes (i) 8,245,012 shares of common stock reserved for issuance under our long-term incentive plans, (ii) 16,657,072 shares that were subject to outstanding options at a weighted average exercise price of $31.74 per share as of November 30, 2008, (iii) 203,481 shares of common stock reserved for issuance under our employee stock purchase plan, (iv) 254,805 shares of restricted stock, (v) 4,295,046 shares of restricted stock units and performance share units, (vi) any shares issuable upon conversion of our 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C or our outstanding equity units, and (vii) any shares issuable upon exercise of any warrants that we may issue in connection with the proposed sale of perpetual preferred stock to the U.S. Treasury.

RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should be aware of, and carefully consider, the following risk factors, along with all of the other information provided or referred to in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, before investing in the common stock offered hereby. If any of the following events actually occurs, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of our common stock. You may lose all or part of your investment.

RISKS RELATED TO OUR COMMON STOCK

     The following risks specifically apply only to holders of common stock issued in the offering and should be considered along with the other risk factors. You should also review the risks attendant to being an investor in our common stock that are described in “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed on November 10, 2008, which is incorporated by reference herein.

The common stock is an equity security and is subordinate to our existing and future indebtedness.

     The shares of common stock are equity interests. This means the shares of common stock will rank junior to all of our preferred stock, to our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our existing and future indebtedness may restrict payment of dividends on the common stock.

     Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of the board and (ii) as a corporation, we are restricted to only making dividend payments and redemption payments out of legally available assets. Further, the common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the New York Stock Exchange.

     The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the New York Stock Exchange. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

     We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of common stock or similar securities in the market after this offering or the perception that such sales could occur.

Although we have paid cash dividends in the past, we may not pay cash dividends in the future.

     We have a history of paying dividends to our stockholders when sufficient cash is available. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, contractual or other constraints. Also, there can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution. Management is considering whether to make a recommendation to the board of directors to reduce or eliminate dividends for the fourth quarter of fiscal year 2008. However, management has not made a decision whether or not to recommend any such reduction or elimination of dividends to the board of directors at this time, and if management elects to make such a recommendation, no final decision will be made by our board of directors until January 2009.

If the U.S. Treasury purchases our perpetual preferred stock pursuant to the Capital Purchase Program, we will be subject to restrictions on our ability to pay dividends.

     For as long as any of our perpetual preferred stock issued pursuant to the Capital Purchase Program is outstanding, unless we have fully paid all of our dividend obligations under the perpetual preferred stock issued pursuant to the Capital Purchase Program, (i) no dividends may be declared or paid on our junior preferred stock, preferred stock ranking pari passu with the perpetual preferred stock issued pursuant to the Capital Purchase Program, or our common stock (other than, in the case of preferred shares ranking pari passu with the perpetual preferred stock issued pursuant to the Capital Purchase Program, dividends on a pro rata basis with the perpetual preferred stock) and (ii) we may not repurchase or redeem any junior preferred stock, preferred stock ranking pari passu with the perpetual preferred stock or common stock. The consent of the U.S. Treasury will be required for any increase in common dividends per share until the third anniversary of the date of the investment unless prior to such third anniversary the perpetual preferred stock issued pursuant to the Capital Purchase Program is redeemed in whole or the U.S. Treasury has transferred all of the perpetual preferred stock to third parties.

RISKS RELATED TO OUR BECOMING A BANK HOLDING COMPANY

Our business, financial condition and results of operations could be adversely affected by regulations to which we are and will become subject as a result of becoming a bank holding company, by new regulations or by changes in other regulations or the application thereof.

     On November 12, 2008, we filed an application with the Federal Reserve to become a bank holding company. The application is pending with the Federal Reserve and may not ultimately be approved. If our application is approved, we expect to be able to continue to engage in most of the activities in which we currently engage. However, it is possible that certain of our existing businesses will not be deemed to be permissible under applicable regulations if our application is successful. In addition, if we successfully convert into a bank holding company, we will be subject to the comprehensive, consolidated supervision of the Federal Reserve, including risk-based and leverage capital requirements and information reporting requirements. This regulatory oversight is established to protect depositors, federal deposit insurance funds and the banking system as a whole, not security holders. In addition, as a result of discussions with the banking regulators, we are implementing a comprehensive compliance management program, which includes, among other things, strengthening management of CIT Bank and hiring additional personnel.

     The financial services industry, in general, is heavily regulated. Proposals for legislation further regulating the financial services industry are continually being introduced in the United States Congress and in state legislatures. The agencies regulating the financial services industry also periodically adopt changes to their regulations. In light of current conditions in the U.S. financial markets and economy, regulators have increased the invasiveness of their supervision and their regulation of the financial services industry. In addition, in October 2008, Congress passed the Emergency Economic Stabilization Act of 2008, which in turn created the TARP and the Capital Purchase Program. Similarly, there is a substantial prospect that Congress will restructure the regulation and supervision of financial institutions in the foreseeable future. We are unable to predict how this increased supervision and regulation will be fully implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action could affect us in substantial and unpredictable ways and could have an adverse effect on our business, financial condition and results of operations.

     We are also affected by the policies adopted by regulatory authorities and bodies of the United States and other governments. For example, the actions of the Federal Reserve and international central banking authorities directly impact our cost of funds for lending, capital raising and investment activities and may impact the value of financial instruments we hold. In addition, such changes in monetary policy may affect the credit quality of our customers. Changes in domestic and international monetary policy are beyond our control and difficult to predict.

     In connection with our application to become a bank holding company under the BHC Act, we presented to the Federal Reserve a plan to raise the required regulatory capital and committed to the Federal Reserve to execute the plan prior to converting CIT Bank from a Utah industrial bank to a Utah state bank. This multi-step plan includes the Subordinated Notes Exchange, the Equity Unit Exchange, and this public offering of shares of our common stock. Upon the successful completion of this offering, we expect that we will have raised an amount of regulatory capital satisfactory to the Federal Reserve. However, we have no assurances that the capital raising plan presented to the Federal Reserve, or its successful execution, will be sufficient to gain its approval of our application to become a bank holding company. In addition, if the offering, the Subordinated Notes Exchange and the Equity Unit Exchange are not

completed, there can be no assurance that we will be able to take alternative steps to meet the capital requirements of the BHC Act.

If we do not maintain appropriate regulatory capital levels, there could be an adverse effect on the manner in which we do business.

     Under regulatory capital adequacy guidelines, CIT and its principal banking subsidiary, CIT Bank, will be required to meet guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items. Failure to meet and maintain the appropriate capital levels could affect our status as a bank holding company and eligibility for a streamlined review process for acquisition proposals, have a material effect on our financial condition, and subject us to a variety of enforcement actions, as well as certain restrictions on our business. In addition to being well-capitalized, CIT and CIT Bank will be subject to guidelines that involve qualitative judgments by regulators about the entities' status as well-managed and the entities' compliance with Community Reinvestment Act obligations.

If we are unable to obtain sufficient capital pursuant to this offering, the Subordinated Notes Exchange and the Equity Unit Exchange or are unable to satisfy regulatory capital requirements in the future, we could become subject to enforcement actions and CIT Bank may become subject to FDIC receivership.

     If we do not obtain sufficient capital in this offering, the Subordinated Notes Exchange and the Equity Unit Exchange, are not able to access the Capital Purchase Program or are otherwise unable to satisfy regulatory capital requirements applicable to bank holding companies following conversion to a bank holding company or in the future, we may become subject to enforcement actions (including CIT Bank becoming subject to FDIC receivership) or be otherwise unable to successfully execute our business plan. In addition, even if we are able to obtain sufficient capital in this offering, the Subordinated Notes Exchange and the Equity Unit Exchange, through the Capital Purchase Program or through other means, if unanticipated market factors emerge and/or we are unable to access the credit markets to meet our capital and liquidity needs in the future, we may become precluded from making acquisitions, may be subject to formal and informal enforcement actions by the Federal Reserve, CIT Bank may be placed in FDIC receivership or suffer other consequences, and such actions could impair us from successfully executing our business plan and have a material adverse effect on our business, results or operation and financial position.

We may not be successful in implementing our business plan as a bank holding company.

     Even if we are successful in becoming a bank holding company, we may not be able to successfully implement our business plan. As a bank holding company, we intend to undertake new business activities and doing so is subject to inherent risks. There can be no assurance that we will be able to execute on these plans in a timely manner, if at all.

RISKS RELATED TO OUR APPLICATION TO BECOME A FINANCIAL HOLDING COMPANY

Financial holding company status is required for CIT to engage in certain activities, and without financial holding company status, CIT may be required to discontinue certain of its activities.

     In connection with our application to become a bank holding company on November 12, 2008, we provided the Federal Reserve with our election letter to become a financial holding company. On December 16, 2008, CIT withdrew its application to become a financial holding company. See “Recent Developments—Regulatory Update.” If CIT had been granted financial holding company status, it would have been allowed to engage in a broader range of financial services activities than those permitted for bank holding companies that do not have financial holding company status. The activities potentially affected by the withdrawal of the financial holding company application are primarily related to CIT’s insurance business. If CIT does not become a financial holding company within the next two years, it is likely that CIT would be required to discontinue a portion of its insurance business and any other impermissible activities currently conducted by CIT. There can be no assurances that any future application that CIT elects to submit to become a financial holding company will be approved.

If CIT becomes a financial holding company in the future, and if we do not maintain appropriate regulatory capital levels, there could be an adverse effect on the manner in which we do business.

     If CIT elects in the future to submit an application to the Federal Reserve to become a financial holding company under the BHC Act, and if such application is approved, in addition to being subject to the comprehensive, consolidated supervision of the Federal Reserve, including the risk-based and leverage capital requirements and information reporting requirements, a financial holding company and its subsidiary banks have to maintain appropriate regulatory capital levels. Under regulatory capital adequacy guidelines, CIT and its principal banking subsidiary, CIT Bank, will be required to meet guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items. Failure to meet and maintain the appropriate capital levels could affect our status as a financial holding company and eligibility for a streamlined review process for acquisition proposals, have a material adverse effect on our financial condition, and subject us to a variety of enforcement actions, as well as certain restrictions on our business. In addition to being well-capitalized, CIT and CIT Bank will be subject to guidelines that involve qualitative judgments by regulators about the entities' status as well-managed and the entities' compliance with Community Reinvestment Act obligations.

RISKS RELATED TO OUR BUSINESS

Our liquidity or ability to raise debt may be limited.

     Our business model depends upon access to the debt capital markets to provide sources of liquidity and efficient funding for asset growth. These markets have exhibited heightened volatility and dramatically reduced liquidity. Liquidity in the debt capital markets has become significantly more constrained and interest rates available to us have increased significantly relative to benchmark rates, such as U.S. treasury securities and LIBOR. Recent downgrades in our short and long-term credit ratings have worsened these general conditions and had the practical effect of leaving us without current access to the commercial paper market and unsecured term debt markets, which were historical sources of liquidity for us, and necessitated our action to draw down on our bank credit facilities. As a result of these developments, we are not currently accessing the commercial paper and unsecured term debt markets and have shifted our funding sources primarily to secured borrowings, including both on-balance sheet and off-balance sheet securitizations. For some segments of our business, secured funding is significantly less efficient than unsecured debt facilities. Further, while we have remaining capacity with respect to this funding source, there are limits to the amount of assets that can be encumbered without affecting our ability to maintain our debt ratings at various levels. Additional adverse developments in the economy, long-term disruption in the capital markets, deterioration in our business performance or further downgrades in our credit ratings could further limit our access to these markets and increase our cost of capital. If any one of these developments occurs, or if we are unable to regain access to the commercial paper or unsecured term debt markets, it would adversely affect our business, operating results and financial condition.

     Our ability to satisfy our cash needs may also be constrained by regulatory or contractual restrictions on the manner in which we may use portions of our cash on hand. For example, our total cash position at September 30, 2008 included cash and short-term investments at CIT Bank and restricted cash largely related to securitization transactions. The cash and investments at CIT Bank are available solely for the bank’s funding and investment requirements. The restricted cash related to securitization transactions is available solely for payments to certificate holders. The cash and investments of the bank and the restricted cash related to securitization transactions cannot be transferred to or used for the benefit of any other affiliate of ours.

     In addition, as part of our business we extend lines of credit, some of which can be drawn by the borrowers at any time. If the borrowers on these lines of credit access these lines or increase their rate of borrowing either as a result of their business needs or due to a perception that we may be unable to fund these lines of credit in the future, this could degrade our liquidity position substantially which could have a material adverse effect on our business.

Efforts to expand our deposit-taking capabilities and take other measures to maintain adequate liquidity may be unsuccessful.

     We are in the process of exploring a variety of options that would allow us to expand our deposit-taking capabilities, to potentially benefit from certain recently announced U.S. government programs to support financial institutions, or to execute on other measures designed to manage our liquidity position, including converting CIT Bank from a Utah industrial bank into a Utah state bank, applying for participation in the Capital Purchase Program and potential asset sales or secured financings or acquisitions of other banking institutions. Each of these measures is subject to a number of uncertainties, including but not limited to obtaining government approvals for certain measures and locating a suitable transaction counterparty for other measures. In addition, we may face strong competition for deposits from other new and existing bank holding companies similarly seeking larger and more stable pools of funding. There are significant risks that we will not execute these changes successfully, even if we obtain all the necessary approvals or locate suitable transaction counterparties. Further, if we are successful in implementing any of these options, they may not achieve their anticipated benefits. A failure to successfully implement some or all of the options we are exploring could have a material adverse effect on our business.

     We may also raise additional equity capital through the sale of common stock, preferred stock, or securities that are convertible into common stock, which may or may not be done in connection with some of the options we are exploring. Except for listing requirements of the New York Stock Exchange, we do not believe that currently we would be restricted from entering into the sale of any such equity securities in either public or private transactions. The listing rules of the New York Stock Exchange may require shareholder approval of transactions involving the issuance of 20% or more of the voting power or number of shares outstanding. The terms of any such equity transactions may subject existing shareholders to potential subordination or dilution and may involve a change in governance.

Even if our application to become a bank holding company is approved, we may not obtain approval to participate in the Capital Purchase Program, the TLG Program or otherwise gain access to government programs.

     Obtaining bank holding company status and eligibility to participate in the Capital Purchase Program and the TLG Program are subject to the approval of various governmental authorities, including the Board of Governors of the Federal Reserve, the U.S. Treasury and the FDIC and such approvals are subject to numerous conditions. The Federal Reserve has informed us that it will require us to implement certain actions prior to gaining approval. Among other things, such actions may include (i) achieving a specified aggregate amount of outstanding capital (which will be obtained as a result of this offering, the Subordinated Notes Exchange and the Equity Unit Exchange, if successful), including a specified amount of new capital from third parties or existing equity holders that will qualify as Tier 1 capital under the BHC Act and be acceptable to the Federal Reserve (which capital amount may be subject to change by the Federal Reserve), (ii) modifying our capital, shareholder and governance structure to be consistent with the regulatory requirements applicable to bank holding companies, (iii) obtaining all necessary banking regulatory approvals; (iv) modifying our capital funding plan and (v) certain other actions in connection therewith. Although this offering is conditioned upon the approval of CIT’s application to become a bank holding company, it is not conditioned upon any of the foregoing conditions specified by the Federal Reserve. Even if this offering, the Subordinated Notes Exchange and the Equity Unit Exchange are successful, we may not be successful in achieving the other elements of our liquidity plan, including participation in the Capital Purchase Program for approximately $2.5 billion or participation in the TLG Program. Our inability to achieve the other elements of our liquidity plan would have a material adverse effect on our business, results of operations and financial position (including our ability to meet our scheduled debt maturities of approximately $10 billion by the end of 2009).

Even if we obtain approval to become a bank holding company, we may not be able to implement our operating plan if our request for a Section 23A waiver is denied, in whole or in part.

     In connection with our application to become a bank holding company and CIT Bank’s application to convert CIT Bank to a Utah state bank, we have applied to the Federal Reserve for an exemption from Section 23A of the Federal Reserve Act, to allow a one-time series of asset transfers of up to $30 billion that would otherwise exceed the quantitative limits that Section 23A places on certain transactions between a member bank and its affiliates. If our application is not granted or is granted only in part, it would severely limit our ability to transfer our assets to CIT Bank in furtherance of our plan to gradually shift our primary operating platform to CIT Bank and would have a material adverse effect on our business, results of operations and financial position.

We may be adversely affected by further deterioration in economic conditions that is general or specific to industries, products or geographies.

     A recession, prolonged economic weakness, or further downturn in the U.S. or global economies or affecting specific industries, geographic locations and/or products could make it difficult for us to originate new business, given the resultant reduced demand for consumer or commercial credit. In addition, a downturn in certain industries may result in a reduced demand for the products that we finance in that industry or negatively impact collection and asset recovery efforts.

     Credit quality also may be impacted during an economic slowdown or recession as borrowers may fail to meet their debt payment obligations. Adverse economic conditions may also result in declines in collateral values, which also decreases our ability to fund against collateral. Accordingly, higher credit and collateral related losses could impact our financial position or operating results.

     For example, decreased demand for the products of various manufacturing customers due to a general economic slowdown may adversely affect their ability to repay their loans and leases with us. Similarly, a decrease in the level of airline passenger traffic due to general economic slowdown or a decline in shipping volumes due to a slowdown in particular industries may adversely affect our aerospace or rail businesses.

Uncertainties related to our business may result in the loss of key customers.

     Our business depends on our ability to provide a wide range of quality products to our customers and our ability to attract new customers. If our customers are uncertain as to our ability to continue to provide the same breadth and quality of products, we may be unable to attract new customers and we may experience a loss of customers.

Our reserves for credit losses may prove inadequate or we may be negatively affected by credit risk exposures.

     Our business depends on the creditworthiness of our customers. We maintain a consolidated reserve for credit losses on finance receivables that reflects management’s judgment of losses inherent in the portfolio. We periodically review our consolidated reserve for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans, past due loan migration trends, and non-performing assets. We cannot be certain that our consolidated reserve for credit losses will be adequate over time to cover credit losses in our portfolio because of adverse changes in the economy or events adversely affecting specific customers, industries or markets. The current economic environment is dynamic and the credit worthiness of our customers and the value of collateral underlying our receivables can change significantly over very short periods of time. Our reserves may not keep pace with changes in the creditworthiness of our customers or collateral values. If the credit quality of our customer base materially decreases, if the risk of a market, industry, or group of customers changes significantly, or if our reserves for credit losses are not adequate, our business, financial condition and results of operations could suffer.

     In addition to customer credit risk associated with loans and leases, we are also exposed to other forms of credit risk, including counterparties to our derivative transactions, loan sales, syndications and equipment purchases. These counterparties include other financial institutions, manufacturers and our customers. If our credit underwriting processes or credit risk judgments fail to adequately identify or assess such risks, or if the credit quality of our derivative counterparties, customers, manufacturers, or other parties with which we conduct business materially deteriorates, we may be exposed to credit risk related losses that may negatively impact our financial condition, results of operations or cash flows.

We may be adversely affected by significant changes in interest rates.

     Although we generally employ a matched funding approach to managing our interest rate risk, including matching the repricing characteristics of our assets with our liabilities, significant increases in market interest rates or widening of our credit spreads, or the perception that an increase may occur, could adversely affect both our ability to originate new finance receivables and our profitability. Conversely, a decrease in interest rates could result in accelerated prepayments of owned and managed finance receivables.

We may be required to take additional impairment charges for goodwill or intangible assets related to acquisitions.

     We have acquired certain portions of our business and certain portfolios through acquisitions and bulk purchases. Further, as part of our long-term business strategy, we may continue to pursue acquisitions of other companies or asset portfolios. In connection with prior acquisitions, we have accounted for the portion of the purchase price paid in excess of the book value of the assets acquired as goodwill or intangible assets, and we may be required to account for similar premiums paid on future acquisitions in the same manner.

     Under the applicable accounting rules, goodwill is not amortized and is carried on our books at its original value, subject to periodic review and evaluation for impairment, whereas intangible assets are amortized over the life of the asset. Our common stock has been trading below both our book value and tangible book value per share for four consecutive quarters. As a result, we expect to conduct impairment reviews each quarter for the foreseeable future. If, as a result of our periodic review and evaluation of our goodwill and intangible assets for potential impairment, we determine that changes in the business itself, the economic environment including business valuation levels and trends, or the legislative or regulatory environment have adversely affected either the fair value of the business or the fair value of our individual segments, we may be required to take an impairment charge to the extent that the carrying values of our goodwill or intangible assets exceeds the fair value of the business in the three segments with goodwill and intangible assets. Also, if we sell a business for less than the book value of the assets sold, plus any goodwill or intangible assets attributable to that business, we may be required to take an impairment charge on all or part of the goodwill and intangible assets attributable to that business.

     During the third quarter, we determined that the estimated fair value of the Vendor Finance segment declined, resulting in an impairment of this segment’s entire goodwill and most of its intangible asset balances, representing virtually the entire $455.1 million pretax charge.

     We have not completed our annual goodwill impairment testing. Accordingly, we cannot assure you that we will not recognize material impairment charges in the fourth quarter as a result of the completion of our impairment testing.

Businesses or asset portfolios acquired may not perform as expected and we may not be able to achieve adequate consideration for planned dispositions.

     As part of our long-term business strategy, we may pursue acquisitions of other companies or asset portfolios as well as dispose of non-strategic businesses or portfolios. Future acquisitions may result in potentially dilutive issuances of equity securities and the incurrence of additional debt, which could have a material adverse effect on our business, financial condition and results of operations. Such acquisitions may involve numerous other risks, including difficulties in integrating the operations, services, products and personnel of the acquired company; the diversion of management’s attention from other business concerns; entering markets in which we have little or no direct prior experience; and the potential loss of key employees of the acquired company. In addition, acquired businesses and asset portfolios may have credit related risks arising from substantially different underwriting standards associated with those businesses or assets.

     We are currently executing on a number of measures designed to manage our liquidity position, including potential asset sales or secured financings. There can be no assurance that we will be successful in completing all or any of these transactions. These transactions, if completed, may reduce the size of our business and it is not currently part of our long-term strategy to replace the volume associated with these businesses. From time to time, we also receive inquiries from third parties regarding our potential interest in disposing of other types of assets, such as student lending and other commercial finance or vendor finance assets, which we may or may not choose to pursue.

     There is no assurance that we will receive adequate consideration for any asset or business dispositions. As a result, our future disposition of businesses or asset portfolios could have a material adverse effect on our business, financial condition and results of operations.

Adverse or volatile market conditions may continue to negatively impact fees and other income.

     In 2005, we began pursuing strategies to leverage our expanded asset generation capability and diversify our revenue base to increase other income as a percentage of total revenue. We invested in infrastructure and personnel focused on increasing other income in order to generate higher levels of syndication and participation income, advisory fees, servicing fees and other types of fee income. These revenue streams are dependent on market conditions and, therefore, can be more volatile than interest on loans and rentals on leased equipment. Current market conditions, including lower liquidity levels, have had a direct impact on syndication activity, and have resulted in significantly lower fee generation. If we are unable to sell or syndicate a transaction after it is originated, this activity will involve the assumption of greater underwriting risk than we originally intended and could increase our capital requirements to support our business or expose us to the risk of valuation allowances for assets held for sale. In addition, we also generate significant fee income from our factoring business. If our clients become concerned about our liquidity position and our ability to provide these services going forward and reduce their amount of business with us, this could further negatively impact our fee income and have a material adverse effect on our business. Continued disruption to the capital markets, our failure to implement these initiatives successfully, or the failure of such initiatives to result in increased asset and revenue levels could adversely affect our financial position and results of operations.

Adverse financial results or other factors may limit our ability to pay dividends.

     Our board of directors decides whether we will pay dividends on our common stock. That decision depends upon, among other things, general economic and business conditions, our strategic and operational plans, our financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by us, our credit ratings, and such other factors as the board of directors may consider to be relevant. If any of these factors are adversely affected, it may impact our ability to pay dividends on our common stock. During the first quarter of 2008, our board of directors reduced the quarterly dividend on our common stock by 60%, to $0.10 per share, and there is a possibility that our board of directors could determine to further reduce or eliminate dividends payable on our common stock in the future. See “Recent Developments—Potential Dividend Reduction or Elimination.”

     In addition, the terms of our preferred stock and junior subordinated notes restrict our ability to pay dividends on our common stock if we do not make distributions on our preferred stock and junior subordinated notes. Further, we are prohibited from declaring dividends on our preferred stock and from paying interest on our junior subordinated notes if we do not meet certain financial tests, provided that the limitation does not apply if we pay such dividends and interest out of net proceeds that we have received from the sale of common stock. While we were in compliance for the second quarter of 2008, we were not in compliance with these financial tests for the prior three fiscal quarters or for the third quarter of 2008. We sold common stock to cover such dividend and interest payments during the fourth quarter of 2007 and the first quarter and fourth quarter of 2008, and we obtained a forward commitment from two investment banks to purchase additional shares, at our option, in the second and third quarters of 2008. If we are unable to sell our common stock in the future, and we continue to fail to meet the requisite financial tests, then we will be prohibited from declaring dividends on our preferred stock, paying interest on our junior subordinated notes, or declaring dividends on our common stock.

     Furthermore, if we are successful with respect to our application to participate in the Capital Purchase Program and perpetual preferred stock is issued to the U.S. Treasury pursuant to such program, the consent of the U.S. Treasury will be required for any increase in common dividends per share until the third anniversary of the date of the investment unless prior to such third anniversary the perpetual preferred stock issued pursuant to the Capital Purchase Program is redeemed in whole or the U.S. Treasury has transferred all of the perpetual preferred stock to third parties.

Competition from both traditional competitors and new market entrants may adversely affect our returns, volume and credit quality.

     Our markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. We have a wide variety of competitors that include captive and independent finance companies, commercial banks and thrift institutions, industrial banks, community banks, leasing companies, hedge funds, insurance companies, mortgage companies, manufacturers and vendors.

     We compete primarily on the basis of pricing, terms and structure. To the extent that our competitors compete aggressively on any combination of those factors, we could lose market share. Should we match competitors’ terms, it is possible that we could experience margin compression and/or increased losses.

We may not be able to realize our entire investment in the equipment we lease.

     The realization of equipment values (residual values) during the life and at the end of the term of a lease is an important element in the leasing business. At the inception of each lease, we record a residual value for the leased equipment based on our estimate of the future value of the equipment at the expected disposition date. Internal equipment management specialists, as well as external consultants, determine residual values.

     A decrease in the market value of leased equipment at a rate greater than the rate we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on the equipment, excessive use of the equipment, or other factors, would adversely affect the current or the residual values of such equipment. Further, certain equipment residual values, including commercial aerospace residuals, are dependent on the manufacturer’s or vendor’s warranties, reputation and other factors, including market liquidity. In addition, we may not realize the full market value of equipment if we are required to sell it to meet liquidity needs or for other reasons outside of the ordinary course of business. Consequently, there can be no assurance that we will realize our estimated residual values for equipment.

     The degree of residual realization risk varies by transaction type. Capital leases bear the least risk because contractual payments cover approximately 90% of the equipment’s inception of lease cost. Operating leases have a higher degree of risk because a smaller percentage of the equipment’s value is covered by contractual cash flows at lease inception. Leveraged leases bear the highest level of risk as third parties have a priority claim on equipment cash flows.

Investment in and revenues from our foreign operations are subject to the risks and requirements associated with transacting business in foreign countries.

     An economic recession or downturn, increased competition, or business disruption associated with the political or regulatory environments in the international markets in which we operate could adversely affect us. In addition, while we generally hedge our translation and transaction exposures, foreign currency exchange rate fluctuations, or the inability to hedge effectively in the future, could have a material adverse effect on our investment in international operations and the level of international revenues that we generate from international asset based financing and leasing. Reported results from our operations in foreign countries may fluctuate from period to period due to exchange rate movements in relation to the U.S. dollar, particularly exchange rate movements in the Canadian dollar, which is our largest non-U.S. exposure. Recent weakness in the U.S. dollar has negatively impacted the U.S. dollar value of our revenues that are paid in other currencies. A further weakening of the U.S. dollar will further negatively impact the U.S. dollar value of our international operations.

     U.S. generally accepted accounting principles (“GAAP”) require that income earned from foreign subsidiaries should be treated as being taxed as if they were distributed to the parent company, unless those funds are permanently reinvested outside the United States. To meet this permanent reinvestment standard, we must demonstrate that there is no foreseeable need for the funds by the parent company and that there is a specific plan for reinvestment of the undistributed earnings of the funds by the subsidiary. Federal income taxes have not been provided on approximately $1.4 billion of cumulative earnings of foreign subsidiaries that we have determined to be permanently reinvested. If we sell a foreign business or significant foreign assets, we may not be able to redeploy some or all of the funds generated from a sale outside the United States and would be required to treat the funds as repatriated to us currently for purposes of GAAP. While it is not practicable to estimate the amount of tax that we would have to provide for under GAAP in such an event, the impact on us may be material.

     Foreign countries have various compliance requirements for financial statement audits and tax filings, which are required to obtain and maintain licenses to transact business. If we are unable to properly complete and file our statutory audit reports or tax filings, regulators or tax authorities in the applicable jurisdiction may restrict our ability to do business.

The regulated environment in which we operate may adversely affect us.

     Our domestic operations are subject, in certain instances, to supervision and regulation by state and federal authorities, including the FDIC, the Utah Department of Financial Institutions, the SBA, the U.S. Department of Education, the FINRA, the SEC and various state insurance regulators, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. In addition, changes in the structure, ownership or jurisdiction of incorporation of CIT Bank could subject us to regulation by additional authorities. Noncompliance with applicable statutes or regulations could result in the suspension or revocation of any license or registration at issue, as well as the imposition of civil fines and criminal penalties.

     The financial services industry is heavily regulated in many jurisdictions outside the United States. As a result, growing our international operations may be affected by the varying requirements of these jurisdictions. CIT Bank Limited, a U.K. Corporation, is licensed as a bank and a broker-dealer and is subject to regulation and examination by the Financial Services Authority of the United Kingdom. We also operate various banking corporations in Brazil, France, Italy, Belgium, Sweden and The Netherlands, and a broker-dealer entity in Canada, each of which is subject to regulation and examination by banking regulators and securities regulators in its home country. Our subsidiary, CIT Bank, a Utah industrial bank, is subject to regulation and examination by the FDIC and the Utah Department of Financial Institutions. Finally, our subsidiary that operates our insurance business, Highlands Insurance Company Limited, is a Barbados company and therefore regulated by Barbados laws and regulations. Given the evolving nature of regulations in many of these jurisdictions, it may be difficult for us to meet these requirements even after we establish operations and receive regulatory approvals. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market, on our ability to permanently reinvest earnings and on our reputation generally.

     If our application to become a bank holding company and any future application we submit to become a financial holding company are successful, our business, financial condition and results of operations could be adversely affected by regulations to which we are and will become subject as a result of becoming a bank holding company and a financial holding company, by new regulations or by changes in other regulations or the application thereof. See “—Risks Related to Our Becoming a Bank Holding Company” and “—Risks Related to Our Application to Become a Financial Holding Company.”

Uncertainties related to our business may cause a loss of employees and may otherwise materially adversely affect our ability to attract new employees.

     Our future results of operations will depend in part upon our ability to retain existing highly skilled and qualified employees and to attract new employees. Failure to continue to attract and retain such individuals could materially adversely affect our ability to compete. Uncertainties about the future prospects of our business may materially adversely affect our ability to attract and retain key management, technical and other personnel. This inability to retain key personnel could have an adverse effect on our ability to successfully operate our business or to meet our compliance, regulatory, and other reporting requirements.

USE OF PROCEEDS

     We expect to receive net proceeds from this offering of approximately $      (or approximately $       if the underwriters exercise their over-allotment option in full), after expenses and underwriting discounts and commissions. We expect to use the net proceeds from the offering for general corporate purposes, including the payment of dividends on our outstanding preferred stock and the payment of interest on our outstanding junior subordinated notes for the first quarter of 2009 in an amount of approximately $33 million.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

     The words “expect,” “anticipate,” “estimate,” “initiative,” “plan,” “project,” “intend,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus supplement, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

     While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the risk factors set forth herein (see “Risk Factors”), and the following:

  capital markets liquidity;

  risks of and/or actual economic slowdown, downturn or recession;

  industry cycles and trends;

  demographic trends;

  risks inherent in changes in market interest rates and quality spreads;

  funding opportunities and borrowing costs;

  conditions and/or changes in funding markets, including commercial paper, term debt, and the asset-backed securitization markets;

  uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks;

  adequacy of reserves for credit losses;

  risks associated with the value and recoverability of leased equipment and lease residual values;

  application of fair value accounting in volatile markets;

  changes in laws or regulations governing our business and operations;

  changes in competitive factors;

  future acquisitions and dispositions of businesses or asset portfolios;

  regulatory changes and/or developments;

  the success, or lack thereof, of the Subordinated Notes Exchange, the Equity Unit Exchange, our application to the Federal Reserve to become a bank holding company and any future application to become a financial holding company and the submission of our application to the U.S.Treasury to sell perpetual preferred stock to the U.S. Treasury pursuantto the Capital Purchase Program; and

  if our application to the Federal Reserve to become a bank holding company and any future application to become a financial holding company is successful, risks associated with our being a bank holding company and a financial holding company, including, but not limited to whether our existing business activities are permissible activities.

     Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

DESCRIPTION OF CIT COMMON STOCK

     This section contains a description of our common stock. The following summary of the terms of our common stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended. See “Where You Can Find More Information.”

     As of November 30, 2008, we had 600,000,000 shares of common stock, par value $0.01 per share, authorized, of which 288,382,912 shares were issued and outstanding, and 20,419,041 shares were issued and held in treasury.

     Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66 2/3 % of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

     Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

DESCRIPTION OF PERPETUAL PREFERRED STOCK TO BE ISSUED PURSUANT TO CAPITAL PURCHASE PROGRAM

     In October 2008, Congress passed the Emergency Economic Stabilization Act of 2008, under which the Troubled Asset Relief Program and the Capital Purchase Program have been created. Under the Capital Purchase Program, the U.S. Treasury may purchase senior perpetual preferred stock on standardized terms from qualifying financial institutions, including bank holding companies. The U.S. Treasury may purchase an amount of senior perpetual preferred stock of a participating qualifying financial institution equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets. If we were to participate in the program, the perpetual preferred stock we issue to the U.S. Treasury will rank senior to our common stock and pari passu with our existing preferred stock. Except under certain circumstances, the perpetual preferred stock will have a liquidation preference of $1,000 per share. The perpetual preferred stock will pay a cumulative dividend rate of 5% per annum for the first five years and would reset to a rate of 9% per annum after year five, payable quarterly in arrears. The perpetual preferred stock will be non-voting, other than class voting rights on any amendment to the rights of the perpetual preferred stock or on other matters that could adversely affect the perpetual preferred stock. The perpetual preferred stock would be callable at par plus any accrued and unpaid dividends after the third anniversary of their issuance. Prior to the third anniversary of the issue date of the perpetual preferred stock, the perpetual preferred stock may be redeemed with the proceeds from an equity offering for cash of any Tier 1 qualifying perpetual preferred or common stock which results in gross proceeds of at least 25% of the issue price of the perpetual preferred stock. The U.S. Treasury may also transfer the perpetual preferred stock to a third party at any time.

     For as long as any perpetual preferred stock issued pursuant to the Capital Purchase Program is outstanding, unless the participating qualifying financial institution has fully paid all of its dividend obligations under the perpetual preferred stock issued pursuant to the Capital Purchase Program, (i) no dividends may be declared or paid on the qualifying financial institution’s junior preferred stock, preferred stock ranking pari passu with the perpetual preferred stock issued pursuant to the Capital Purchase Program, or common stock (other than, in the case of preferred shares ranking pari passu with the perpetual preferred stock issued pursuant to the Capital Purchase Program, dividends on a pro rata basis with the perpetual preferred stock), and (ii) the qualifying financial institution may not repurchase or redeem any junior preferred stock, preferred stock ranking pari passu with the perpetual preferred stock or common stock.

     In conjunction with the purchase of perpetual preferred stock from a qualifying financial institution, the U.S. Treasury will receive warrants to purchase a number of shares of common stock with an aggregate market price equal to 15% of the amount of the U.S. Treasury’s preferred investment. The initial exercise price and the market price for determining the number of shares of common stock subject to the warrants will be based on the 20-day trailing average of the market price of the common stock on the date of the sale of the perpetual preferred stock.

     Participating qualifying financial institutions must adopt the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds any equity or debt securities of the qualifying financial institution. Pursuant to the interim final rule, such standards include, without limitation, (i) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (ii) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibition on the financial institution from making any golden parachute payment to a senior executive as defined in the applicable Internal Revenue Code provision; and (iv) agreement not to deduct for U.S. federal income tax purposes executive compensation in excess of $500,000 for each senior executive.

     On November 12, 2008, CIT submitted an application to participate in, and requested an investment under, the Capital Purchase Program. The application requested that the U.S. Treasury purchase $2.5 billion of perpetual preferred stock of CIT consistent with the guidelines established by the U.S. Treasury. There can be no assurances as to when or if CIT will be successful with respect to our application to become a bank holding company under the BHC Act or eligible for the Capital Purchase Program, and if successful, exactly what the structure or amount of the U.S. Treasury investment will be.

     Terms and conditions of the Capital Purchase Program are set forth on a standard form of securities purchase agreement, letter agreement, certificate of designations and warrant and summarized on a term sheet published by the U.S. Treasury. You may obtain copies of the Program Documentation, the term sheet and any other documentation made available to the public by the U.S. Treasury from the U.S. Treasury’s website (www.treasury.gov). Information contained on the U.S. Treasury’s website does not constitute part of this prospectus supplement.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is listed on the New York Stock Exchange under the symbol “CIT”. As of November 30, 2008, there were 288,382,912 shares of our common stock issued and outstanding. As of September 8, 2008 there were approximately 75,241 beneficial owners of CIT common stock. The following table sets forth the high and low reported closing prices for our common stock for the applicable periods indicated. The last reported sale price of our common stock on the New York Stock Exchange on December 16, 2008 was $4.65.

	Low	High

Fiscal 2006:
First Fiscal Quarter	$ 51.38	$ 55.05
Second Fiscal Quarter	$ 48.89	$ 55.95
Third Fiscal Quarter	$ 42.44	$ 53.41
Fourth Fiscal Quarter	$ 47.74	$ 56.35
Fiscal 2007:
First Fiscal Quarter	$ 50.96	$ 61.36
Second Fiscal Quarter	$ 52.80	$ 61.16
Third Fiscal Quarter	$ 33.28	$ 57.63
Fourth Fiscal Quarter	$ 22.76	$ 41.85
Fiscal 2008:
First Fiscal Quarter	$ 9.63	$ 30.68
Second Fiscal Quarter	$ 6.81	$ 15.25
Third Fiscal Quarter	$ 6.14	$ 11.53
Fourth Fiscal Quarter (through December 16, 2008)	$ 1.83	$ 7.48

     On November 28, 2008, we paid a dividend of $0.10 per common share. During the third quarter of fiscal year 2008, we paid a dividend of $0.10 per common share. During the second quarter of fiscal year 2008, we paid a dividend of $0.10 per common share. During the first quarter of fiscal year 2008, we paid a dividend of $0.25 per common share. During the year ended December 31, 2007, we paid a dividend of $0.25 per common share each quarter for a total of $1.00 per share. During the year ended December 31, 2006, we paid a dividend of $0.20 per common share each quarter for a total of $0.80 per share.

     Our dividend practice is to pay a dividend while maintaining a strong capital base. The declaration and payment of future dividends are subject to the discretion of our board of directors. Any determination as to the payment of dividends, including the level of dividends, will depend on, among other things, general economic and business conditions, our strategic and operational plans, our financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by us, and such other factors as the board of directors may consider to be relevant. The terms of our outstanding Series A, B and C Preferred Stock and our outstanding junior subordinated notes restrict our ability to pay dividends on our common stock if and so long as we do not make distributions on our preferred stock or we do not pay all accrued and unpaid interest on our junior subordinated notes, respectively, in full when due. We are prohibited from declaring dividends on our outstanding Series A, B and C Preferred Stock and from paying interest on our junior subordinated notes if, among other things, our average four quarters fixed charge ratio is less than or equal to 1.10 on the dividend declaration date or on the thirtieth day prior to the interest payment date, as the case may be. Our average four quarters fixed charge ratio is defined as (a) the sum, for our most recently completed four fiscal quarters, of the quotient of (x) our earnings (excluding income taxes, interest expense, extraordinary items, goodwill impairment and amounts related to discontinued operations) and (y) interest expense plus preferred dividends, divided by (b) four. Notwithstanding the foregoing, we may declare such dividends and pay such interest to the extent of any net proceeds that we have received from the sale of common stock during the 90 days prior to the declaration of the dividend or the 180 days prior to the interest payment date.

     Furthermore, if we are successful with respect to our application to participate in the Capital Purchase Program and perpetual preferred stock is issued to the U.S. Treasury pursuant to such program, the consent of the U.S. Treasury will be required for any increase in common dividends per share until the third anniversary of the date of the investment unless prior to such third anniversary the perpetual preferred stock issued pursuant to the Capital Purchase Program is redeemed in whole or the U.S. Treasury has transferred all of the perpetual preferred stock to third parties. See “Risk Factors—Risks Related to our Common Stock.”

     Management is considering whether to make a recommendation to the board of directors to reduce or eliminate dividends for the fourth quarter of fiscal year 2008. However, management has not made a decision whether or not to recommend any such reduction or elimination of dividends to the board of directors at this time, and if management elects to make such a recommendation, no final decision will be made by our board of directors until January 2009.

CAPITALIZATION

     The following table is for illustrative purposes only, and the assumptions contained therein are not intended to indicate CIT’s expectations as to whether or not we will be able to sell $2,500,000,000 of perpetual preferred stock pursuant to the Capital Purchase Program. It was prepared on the basis of a number of assumptions detailed below regarding the Subordinated Notes Exchange, the Equity Unit Exchange and this offering.

The following table sets forth as of September 30, 2008 on a consolidated basis:

  the actual capitalization of CIT;

  the capitalization of CIT on a pro forma basis to reflect the consummation of this offering, the Subordinated Notes Exchange, the Equity Unit Exchange and the sale of perpetual preferred stock to the U.S. Treasury, assuming (i) the issuance of $250,000,000 aggregate amount of common stock in this offering (which has been valued for purposes of this table at $4.15 per share, prior to expenses, underwriting discounts and commissions) and no exercise of the underwriters’ over-allotment option; (ii) the exchange of $1,700,000,000 of the old notes for up to $550,000,000 in cash and $1,150,000,000 of new notes in the Subordinated Note Exchange (based on a clearing price of $1,000), (iii)

            71% participation in the Equity Unit Exchange, and (iv) the sale of $2,500,000,000 of perpetual preferred stock to the U.S. Treasury.

     This table should be read in conjunction with the “Selected Consolidated Financial Information of CIT Group Inc.” elsewhere in this prospectus supplement and the historical consolidated financial statements and related notes that are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (as superseded by the Current Report on Form 8-K filed on November 6, 2008 reflecting certain discontinued operations), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, each of which is incorporated by reference into this prospectus supplement.

	As of September 30, 2008

	Actual	Pro Forma

	(in millions, except share data and per share amounts)
Debt:
Bank credit facilities	$ 5,200.0	$ 5,200.0
Secured borrowings	16,827.2	16,827.2
Senior unsecured notes(1)	42,197.1	40,497.1
Junior subordinated notes(2)	1,440.0	949.8
New notes(1)		1,150.0
Total Debt	65,664.3	64,624.1

Deposits	2,248.3	2,248.3

Total Debt and Deposits	67,912.6	66,872.4

Equity
Stockholders’ Equity
Preferred stock: $0.01 par value, 100,000,000 authorized
Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per	350.0	350.0
share
Series B 1,500,000 with a liquidation preference of $100 per	150.0	150.0
share
Series C 11,500,000 with a liquidation preference of $50 per	575.0	575.0
share
Perpetual preferred stock issued pursuant to the Capital		2,500.0
Purchase Program
Common stock: $0.01 par value, 600,000,000 authorized
Issued: 308,727,806(2)(3) (as of September 30, 2008)	3.1	3.8
Outstanding: 285,499,225 (as of September 30, 2008)
Paid-in capital, net of deferred compensation of $44.5(2)(3)	11,272.8	11,820.0
Accumulated deficit(1)(2)	(5,608.7)	(5,510.7)
Accumulated other comprehensive income	139.9	139.9

Less: treasury stock, 23,228,581 shares, at cost	(1,166.1)	(1,166.1)

Total Common Stockholders’ Equity	4,641.0	5,286.9

Total Stockholders’ Equity	5,716.0	8,861.9

Total Capitalization	$73,628.6	$75,734.3

Book Value per Common Share	$16.43	$14.84

Tangible Book Value per Common Share	$14.02	$12.92

	As of September 30, 2008

	Actual	Pro Forma

	(in millions, except share data and per share amounts)
Estimated Tier 1 Capital Ratio(4)		10%

Estimated Total Capital Ratio(4)		13%

     1 Assumes decrease of $1,700 million in senior unsecured notes and increase of $1,150 million in subordinated notes upon successful completion of the Subordinated Notes Exchange. No gain or loss on debt extinguishment is expected due to par auction clearing price.

     2 Assumes 71% participation rate in the Equity Unit Exchange. The gain on extinguishment of debt is based on an estimated fair value equal to 80% of book value. The tax on the gain is expected to be offset by the release on valuation allowance on deferred tax assets arising from the net operating loss.

     3 Assumes issuance of 60,240,964 common shares at $4.15 per share, prior to expenses, underwriting discounts and commissions.

     4 Tier 1 Capital and Total Capital as a percentage of risk weighted assets; adjusted to include changes to CIT’s securitization-related risk-weighted assets.

     The actual amounts in the table above are as of September 30, 2008. The pro forma information adjusts the September 30, 2008 amounts only for the securities transactions described above. Other transactions, including the issuance of 2.83 million shares in November 2008 related to the payment of preferred dividends, are not included in the pro forma amounts.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF CIT GROUP INC.

     The following tables set out selected consolidated financial information regarding CIT’s results of operations and balance sheets. The financial data at December 31, 2007 and December 31, 2006 and for the years ended December 31, 2007, December 31, 2006 and December 31, 2005 were derived from the audited consolidated financial statements of CIT incorporated by reference into this prospectus supplement and which has been updated to present activities on a continuing operations basis as set forth in CIT’s Form 8-K filed on November 6, 2008. The financial data at December 31, 2005, December 31, 2004 and December 31, 2003 and for the years ended December 31, 2004 and December 31, 2003 were derived from audited financial statements that are not incorporated by reference into this prospectus supplement. The historical information presented may not be indicative of our future performance. In addition, our results for the nine months ended September 30, 2008 are not necessarily indicative of results expected for the full fiscal year ending December 31, 2008. You should read the selected consolidated financial data below in conjunction with our consolidated financial statements. See “Where You Can Find More Information” in this prospectus supplement.

	At or for the Nine
	Months Ended
	September 30			At or for the Years Ended December 31,

	2008	2007	2007	2006	2005	2004	2003

Results of Operations
Total net revenue	$1,577.9	$2,317.2	$3,239.1	$2,678.6	$2,614.8	$2,271.8	$1,974.4
Provision for credit losses	609.2	112.4	241.8	159.8	165.3	159.5	332.4
Valuation allowance for
receivables held for sale(1)	103.9	22.5	22.5	15.0	86.6	15.7	–
Salaries and general operating
expenses	928.0	1,026.4	1,389.6	1,276.1	971.4	923.9	816.1
Net income (loss) continuing
operations, before preferred
stock dividends	(505.2)	729.6	792.0	925.7	918.5	742.4	522.0
Net (loss) income from
discontinued operation	(2,109.4)	(687.4)	(873.0)	120.3	30.6	11.2	44.9
Net (loss) income
(attributable) available to
common stockholders	(2,658.9)	19.7	(111.0)	1,015.8	936.4	753.6	566.9
Income per share from
continuing operations —
diluted	(2.22)	3.68	3.93	4.41	4.30	3.45	2.45
Income (loss) per share from
discontinued operation —
diluted	(8.54)	(3.58)	(4.50)	0.59	0.14	0.05	0.21
Net income (loss) per share
— diluted	(10.76)	0.10	(0.57)	5.00	4.44	3.50	2.66
Dividends per share	0.45	0.75	1.00	0.80	0.61	0.52	0.48

Balance Sheet Data
Total finance receivables	$54,534.0	$52,596.3	$53,760.9	$45,203.6	$35,878.5	$29,892.1	$27,940.6
Reserve for credit losses	855.7	527.8	574.3	577.1	540.2	553.8	609.8
Operating lease equipment,
net	12,359.5	11,930.3	12,610.5	11,017.9	9,635.7	8,290.9	7,615.5
Goodwill and intangible
assets, net	688.7	1,459.1	1,152.5	1,008.4	1,011.5	596.5	487.7
Assets of discontinued
operation	44.2	10,486.1	9,308.6	10,387.1	8,789.8	5,811.5	3,674.4
Total assets	80,845.3	89,669.0	90,248.0	77,485.7	63,386.6	45,299.8	42,662.2
Total debt and deposits	67,912.6	68,470.6	69,018.3	60,704.8	47,864.5	37,724.8	33,668.6
Total stockholders’ equity	5,716.0	7,169.4	6,960.6	7,751.1	6,962.7	6,055.1	5,394.2
Selected Data and Ratios
Profitability (continuing
operations)
Net income (loss) before preferred dividend as a percentage of average common stockholders’ equity	(12.1%)	13.8%	11.6%	13.6%	14.8%	13.0%	10.1%

Net finance revenue as a percentage of average earning assets(2)	2.27%	2.73%	2.71%	3.08%	3.38%	3.97%	3.63%
Efficiency ratio(3)	58.8%	44.3%	42.9%	47.6%	37.2%	40.7%	41.3%

Credit Quality
60+ days contractual delinquency as a percentage of finance receivable	2.70%	2.20%	2.26%	1.88%	1.50%	1.45%	1.88%

Net credit losses as a percentage of average finance receivables	0.76%	0.29%	0.35%	0.33%	0.52%	0.82%	1.75%

Reserve for credit lossesas a percentage of finance receivables	1.57%	1.00%	1.07%	1.28%	1.51%	1.85%	2.18%

	At or for the Nine
	Months Ended
	September 30			At or for the Years Ended December 31,

	2008	2007	2007	2006	2005	2004	2003

Reserve for credit losses,
excluding specific reserves as a
percentage of finance
receivables, excluding
guaranteed student loans	1.32%	1.20%	1.21%	1.44%	1.53%	1.71%	1.59%
Reserve for credit losses as a
percentage of non-performing
assets	80.6%	123.7%	118.1%	180.7%	175.3%	152.6%	117.2%

Other
Total managed assets(4)	$71,157.1	$73,489.9	$73,428.1	$63,220.2	$53,200.7	$46,154.3	$43,715.9
Tangible stockholders’ equity to
managed assets(5)	9.16%	8.82%	8.8%	9.4%	9.8%	10.7%	10.4%
Ratio of earnings to fixed charges(6)	(7)	1.4x	1.3x	1.5x	1.8x	2.1x	1.7x

(1)	The 2008 amount reflects adjustments to asset-based loans sold. The 2007 amount is comprised of fair value adjustments relating to the planned exit of CIT’s home lending business and the liquidation of its remaining vendor-originated manufactured housing portfolio ($1,248.9 million) and a write-down of a waste-to-energy plant acquired in a loan work out ($22.5 million).

(2)	Average earning assets is the average of finance receivables, operating lease equipment, financing and leasing assets held for sale and certain investments, less credit balances of factoring clients.

(3)	The efficiency ratio is the percentage of salaries and general operating expenses to total net revenue, excluding the provision for credit losses and valuation allowance.

(4)	“Managed assets” means assets previously securitized and still managed by us and include (i) financing and leasing assets, (ii) certain investments and (iii) off-balance sheet finance receivables.

(5)	Tangible stockholders’ equity excludes goodwill and other intangible assets. Tangible stockholders’ equity also excludes certain unrealized losses relating to derivative financial instruments and other investments, as these losses are not necessarily indicative of amounts that will be realized.

(6)	For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of CIT and one-third of rent expense, which is deemed representative of an interest factor.

(7)	Earnings were insufficient to cover fixed charges by $831.0 million for the nine months ended September 30, 2008.

UNDERWRITING

       Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, the number of shares of common stock indicated below:

Number of
Underwriters	shares

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Citigroup Global Markets Inc.

Total

       The underwriters are offering the shares subject to their acceptance of the shares from us. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the

                                                                                                                               S-41

approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus supplement if any of them are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

     The underwriters initially propose to offer part of the shares directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $       per share under the public offering price. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the underwriters.

     We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of $37,500,000 of additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all the underwriters in the preceding table.

     The following table shows the per share and total public offering price, underwriting discounts and commissions we will pay, and proceeds before expenses to us.

	Without over-allotment option		With over-allotment option

	Per share	Total	Per share	Total

Public offering price	$	$	$ $
Underwriting discounts and commissions	$	$	$ $
Proceeds to us, before expenses	$	$	$ $

     Our common stock is listed on the New York Stock Exchange under the symbol “CIT.”

     We, our directors and our executive officers have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock, subject to certain exceptions set forth in the underwriting agreement. The representatives in their sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

     In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares.

Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position for their own accounts. A short sale is covered if the short position is not greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing the shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares in the open market to stabilize the price of shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares in the offering, if the syndicate repurchases previously distributed shares to cover syndicate short positions or to stabilize the price of the shares. These activities may raise or maintain the market price of the shares above independent market levels or prevent or retard a decline in the market price of the shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     We estimate that our expenses for the offering, excluding underwriting discounts and commissions will be approximately $         .

     The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc. are principal lenders under our credit agreements and other liquidity facilities. In addition, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citigroup Global Markets Inc. are serving as dealer-managers in the Subordinated Notes Exchange.

LEGAL MATTERS

     Certain legal matters in connection with the offering of the common stock will be passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters in connection with the offering of the common stock will be passed upon for the underwriters by Davis Polk & Wardwell and Wilmer Cutler Pickering Hale and Dorr LLP.

PROSPECTUS

CIT GROUP INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

     CIT Group Inc. may from time to time offer and sell shares of common stock, shares of preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, stock purchase contracts or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

     We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT.”

     We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2007.

ABOUT THIS PROSPECTUS

     The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information” before making an investment decision.

     As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” refer to CIT Group Inc., unless the context clearly indicates otherwise.

     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

     CIT Group Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our Web site at www.cit.com. We have included our Web site address as an inactive textual reference only. Information on our Web site is not incorporated by reference into and does not form a part of this prospectus or any accompanying prospectus supplement.

     We are incorporating by reference into this prospectus and any accompanying prospectus supplement the information that CIT Group Inc. files with the SEC, which means that we can disclose important information to you by referring you to those documents that have been filed with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished under applicable SEC rules, rather than filed, until the completion of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2006;

  our Quarterly Reports on Form 10-Q for the periods ending March 31, 2007 and June 30, 2007, respectively;

  CIT’s Definitive Proxy Statement filed with the SEC on April 4, 2007;

  our Current Reports on Form 8-K filed with the SEC on January 9, 2007, January 17, 2007 (other than Item 7.01), January 23, 2007, January 25, 2007, January 30, 2007, February 1, 2007, February 6, 2007, February 13, 2007 (two filings), February 21, 2007, February 27, 2007, March 6, 2007, March 9, 2007, March 13, 2007, March 14, 2007, March 16, 2007, March 20, 2007, March 23, 2007, April 2, 2007, April 18, 2007 (other than Item 2.02), May 2, 2007, May 8, 2007, May 15, 2007, May 22, 2007, May 30, 2007, June 5, 2007, June 12, 2007, June 18, 2007, June 22, 2007 (two filings), July 3, 2007, July 5, 2007, July 18, 2007 (other than Item 7.01), August 3, 2007, August 7, 2007, August 8, 2007, August 14, 2007, August 28, 2007 and September 24, 2007; and

  the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Glenn Votek
Executive Vice President And Treasurer
CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039
(973) 740-5000

FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

  our liquidity risk management;

  our credit risk management;

  our asset and liability risk management;

  our funding, borrowing costs and net finance revenue;

  our capital, leverage and credit ratings;

  our operational risks, including the success of build-out initiatives, acquisitions and divestitures;

  legal risks;

  our growth rates;

  our commitments to extend credit or purchase equipment; and

  how we may be affected by legal proceedings.

     All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

  risks of economic slowdown, downturn or recession;

  industry cycles and trends;

  demographic trends;

  risks inherent in changes in market interest rates and quality spreads;

  funding opportunities and borrowing costs;

  changes in funding markets, including commercial paper, term debt, bank deposits and the asset-backed securitization markets;

  uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks;

  adequacy of reserves for credit losses;

  risks associated with the value and recoverability of leased equipment and lease residual values;

  changes in laws or regulations governing our business and operations;

  changes in competitive factors; and

  future acquisitions and dispositions of businesses or asset portfolios.

     Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason, except as required by law.

USE OF PROCEEDS

     Unless the applicable prospectus supplement indicates otherwise, the net proceeds from any sale of the offered securities will be used to provide additional working funds for CIT Group Inc. CIT has not yet determined the amounts that it may use in connection with its business or that it may furnish to its subsidiaries.

DESCRIPTION OF DEBT SECURITIES

     This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue senior debt securities and subordinated debt securities under one of two separate indentures between us and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are referred to in this prospectus individually as the “indenture” and collectively as the “indentures.” The indentures may be supplemented from time to time.

     This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

     In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

     Neither indenture limits the amount of debt that we may issue under the indenture or otherwise. Under the indentures, we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

     Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness. See “—Subordination” below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

     We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

  the title and series of such debt securities, which may include medium-term notes;

  the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

  the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

  the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

  the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

  the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

  if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

  provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

  provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

  if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

  provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

  provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

  provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

  in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of CIT, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

  any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

  terms specifying whether the provisions described below under “— Discharge; Defeasance and Covenant Defeasance” will be applicable to such debt securities;

  terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

  any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

     The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

     We may from time to time, without the consent of the existing holders of the debt securities, create and issue further debt securities having the same terms and conditions as the previously issued debt securities in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Such debt securities will be fungible with the previously issued notes to the extent specified in the applicable prospectus supplement or pricing supplement.

     We may also in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either of the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.

Negative Pledge

     Neither indenture limits the amount of other securities that we or our subsidiaries may issue. However, each indenture contains a provision that we refer to in this prospectus as the “Negative Pledge” that provides that we will not pledge or otherwise subject to any lien any of our property or assets to secure indebtedness for money borrowed that is incurred, issued, assumed or guaranteed by us, subject to certain exceptions.

The terms of the Negative Pledge do nevertheless permit us to create:

  liens in favor of any of our subsidiaries;

  purchase money liens;

  liens existing at the time of any acquisition that we may make;

  liens in favor of the United States, any state or governmental agency or department to secure obligations under contracts or statutes;

  liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds and other similar obligations incurred in the ordinary course of business;

  liens upon any real property acquired or constructed by us primarily for use in the conduct of our business;

  arrangements providing for our leasing of assets, which we have sold or transferred with the intention that we will lease back these assets, if the lease obligations would not be included as liabilities on our consolidated balance sheet;

  liens to secure non-recourse debt in connection with our leveraged or single-investor or other lease transactions;

  consensual liens created in our ordinary course of business that secure indebtedness that would not be included in total liabilities as shown on our consolidated balance sheet;

  liens created by us in connection with any transaction that we intend to be a sale of our property or assets;

  liens on property or assets financed through tax-exempt municipal obligations;

  liens arising out of any extension, renewal or replacement, in whole or in part, of any financing permitted under the Negative Pledge, so long as the lien extends only to the property or assets, with improvements, that originally secured the lien; and

  liens that secure certain other indebtedness which, in an aggregate principal amount then outstanding, does not exceed 10% of our consolidated net worth.

     In addition, under the subordinated indenture pursuant to which any of our senior subordinated debt is issued, we have agreed not to permit:

  the aggregate amount of senior subordinated indebtedness outstanding at any time to exceed 100% of the aggregate amount of the par value of our capital stock plus our consolidated surplus (including retained earnings); or

  the aggregate amount of senior subordinated indebtedness and junior subordinated indebtedness outstanding at any time to exceed 150% of the aggregate amount of the par value of the capital stock plus our consolidated surplus (including retained earnings).

     Under the more restrictive of these tests, as of June 30, 2007, we could issue up to approximately $6.8 billion of additional senior subordinated indebtedness.

Consolidation, Merger or Sale

     Subject to the provisions of the Negative Pledge described above, the indentures will not prevent us from consolidating or merging with any other person or selling our assets as, or substantially as, an entirety. However, we have agreed not to consolidate with or merge into any other person or convey or transfer or lease substantially all of our properties and assets to any person, unless, among other things:

  the successor entity (if other than the company) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures;

  the person to which our properties and assets (as an entirety or substantially as an entirety) are sold expressly assumes, as a part of the purchase price, by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures; and

  the company or the successor entity (if other than the company), or purchaser of our properties and assets, as applicable, is not immediately thereafter in default under the indentures.

     The successor entity or purchaser of our properties and assets, as applicable, will assume all our obligations under the indentures as if it were an original party to the indentures. After assuming the obligations, the successor entity will have all our rights and powers under the indentures.

Events of Default

     An “event of default” means any one of the following events that occurs with respect to a series of debt securities issued under an indenture:

  we fail to pay interest on any debt security of such series for 30 days after payment was due;

  we fail to make the principal or any premium payment on any debt security of such series when due;

  we fail to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

  we fail to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);

  any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness),

and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or

  we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

     The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. Other than as specified above, a default under our other indebtedness will not be a default under the indentures for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

     If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) on all debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of CIT, all unpaid principal amount (or specified amount) of and all accrued and unpaid interest on the outstanding debt securities of such series shall automatically become immediately due and payable.

     The trustee may withhold notice to the holders of our debt securities of any default (except for defaults that involve our failure to pay principal of, premium, if any or interest, if any, or any sinking fund payment, if applicable, on any series of debt securities) if the trustee considers that withholding notice is in the interests of the holders of that series of debt securities.

     At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

  we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

  we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the applicable indenture.

     We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

     If a default in the performance or breach of an indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding debt securities of all series under such indenture, by notice to the trustee, may waive any past event of default or its consequences under such indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

  a failure to pay the principal of, and premium, if any, or interest on, any security; or

  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

     We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indentures.

Modification of Indenture

     The indentures contain provisions permitting us and the trustee to amend, modify or supplement the indentures and any supplemental indenture under which the series of debt securities are issued. Generally, these changes require the consent of the holders of at least a majority of the outstanding principal amount of each series of debt securities affected by the change.

     However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.

     In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or any supplemental indenture:

  for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

  for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

     Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness. In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to CIT or to its creditors, as such, or to its assets, or (2) any voluntary or involuntary liquidation, dissolution or other winding up of CIT, whether or not involving insolvency or bankruptcy or (3) any assignment for the benefit of creditors or (4) the taking of corporate action by CIT in furtherance of any such action or (5) the admitting in writing by CIT of its inability to pay its debts generally as they become due, then and in any such event the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, our subordinated debt securities, and to that end the holders of senior indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of the subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. By reason of such subordination, in the event of liquidation or insolvency of CIT, holders of senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

     Subject to the payment in full of all senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of CIT applicable to such senior indebtedness until the principal of, any premium and interest on, our subordinated debt securities have been paid in full.

     No payment of principal (including redemption and sinking fund payments) of, or any premium or interest on, our subordinated debt securities may be made (1) in the event and during the continuation of any default by CIT in the payment of principal, premium, interest or any other amount due on any of our senior indebtedness, or (2) if the maturity of any our senior indebtedness has been accelerated because of a default.

     Our subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. Our senior debt securities will constitute senior indebtedness under our subordinated indenture.

     The term “senior indebtedness” means all indebtedness of CIT outstanding at any time, except (1) our subordinated debt securities, (2) indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with our subordinated debt securities, (3) indebtedness of CIT to an affiliate, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against CIT in a proceeding under federal or state bankruptcy laws, (5) trade accounts payable, (6) any indebtedness issued in violation of the instrument creating it and (7) any guarantee of indebtedness. Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Global Securities

     We may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the Depositary, and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in those capacities, the “U.S. Depositaries”). Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

     Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in that permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in that permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

     We have been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

     The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised us that upon receipt of any payment of principal of, or premium or interest on, if any, a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

     None of CIT, any trustee, any agent of CIT, or any agent of a trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

     A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee, only if:

  the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor Depositary within 90 days;

  we, in our discretion, determine that the permanent global security will be exchangeable for definitive securities in registered form; or

  an event of default under the applicable indenture shall have occurred and be continuing, as described in the prospectus, and we, the applicable trustee, or the applicable registrar and paying agent notify the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

     Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. We expect that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

     In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office, as the case may be. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office, as the case may be, within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. We may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If we issue definitive securities, principal of and interest on the securities will be payable in the manner described below;

  the transfer of the securities will be registrable; and

  the securities will be exchangeable for securities bearing identical terms and provisions.

     If we issue definitive securities, we will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

     We may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

     Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

     A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation of a security at the office of the paying agent.

     Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of these securities for any purpose under the applicable indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. So each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

     Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

     The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, the Depositary eliminates the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

     We believe that the sources from which the information in this section concerning the Depositary and the Depositary’s system has been obtained are reliable, but we take no responsibility for the accuracy of the information.

     Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including Agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the Agents. Indirect access to Clearstream, is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

     Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

     Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

     Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

     Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Discharge; Defeasance and Covenant Defeasance

       We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

We also may, at our option, elect to:

  discharge any and all of our obligations with respect to the debt securities of such series, except for, among other things, our obligation to register the transfer of or exchange such debt securities and to maintain an office or agency with respect to such debt securities (which we refer to in this prospectus as “defeasance”); or

  release ourselves from our obligation to comply with certain restrictive covenants under the indentures, and to provide that any failure to comply with such obligations shall not constitute a default or an event of default with respect to such series of debt securities (which we refer to in this prospectus as “covenant defeasance”).

     Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates.

Such trust may only be established if, among other things:

  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

  no event of default or event which with notice or lapse of time or both would become and an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such trust; and

  we shall have delivered to the trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, would not cause the holders of the securities to recognize income, gain or loss for U.S. federal income tax purposes.

     In the case of a defeasance, we must also deliver any ruling to such effect received from or published by the U.S. Internal Revenue Service.

Concerning the Trustee

     The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), acts as trustee under our senior indenture and our subordinated indenture, as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

     The trustee may resign at any time by giving us written notice or may be removed:

  by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

  if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) a court takes certain actions relating to bankruptcy, insolvency or reorganization.

     If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

     The trustee may be contacted at the following address: The Bank of New York, 101 Barclay Street–8W, New York, New York 10286, Attention: Corporate Finance. The form of senior indenture and the form of subordinated indenture were filed with the SEC as exhibits to the registration statement on January 20, 2006. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting us or the trustee or by accessing the SEC’s web site. See “Where You Can Find More Information.”

     The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) and certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under a senior indenture or a subordinated indenture may act as trustee under any of our other indentures.

New York Law to Govern

     The indentures are governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF CAPITAL STOCK

     This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended, which are incorporated by reference into the registration statement of which this prospectus is a part.

     As of June 30, 2007, our authorized capital stock consisted of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 214,362,042 shares were issued, including 190,706,063 that were issued and outstanding, and 23,656,779 that were issued and held in treasury; and (2) 100,000,000 shares of preferred stock, par value $0.01 per share, of which 14,000,000 shares of Series A preferred stock, with a liquidation preference of $25 per share, and 1,500,000 shares of Series B preferred stock, with a liquidation preference of $100 per share, were issued and outstanding.

Common Stock

     Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66²/3% of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

     Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

     Our board of directors has the authority, without further action of our stockholders, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of CIT, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary, and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares for more complete information.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

     Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or by other equitable method, as may be determined by the depositary.

Voting

     Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

     If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock are convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties in accordance with the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental and other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

     The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

     In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

     The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

General

     We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

  the title of such warrants;

  the aggregate number of such warrants;

  the price or prices at which such warrants will be issued;

  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

  the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

  whether such warrants will be issued in registered form or bearer form;

  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  information with respect to book-entry procedures, if any;

  if applicable, a discussion of certain U.S. federal income tax considerations; and

  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

     We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

     The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. Treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder

(the “Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

     This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local, non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

  securities dealers or brokers, or traders in securities electing mark-to- market treatment;

  banks, thrifts, or other financial institutions;

  insurance companies;

  regulated investment companies or real estate investment trusts;

  tax-exempt organizations;

  persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

  partnerships or other pass-through entities;

  persons subject to the alternative minimum tax;

  certain former citizens or residents of the United States;

  foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

  “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

     The tax consequences with respect to a particular offering of debt securities or shares of common or preferred stock with special characteristics are not discussed in this prospectus. The discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the relevant prospectus supplement or any pricing supplement for that offering.

     In addition, the discussion below does not address the U.S. federal income tax consequences with respect to the purchase, ownership and disposition of receipts for depositary shares, warrants, or stock purchase contracts or units. If applicable, a discussion of the U.S. federal income tax consequences with respect to these securities will be set forth in the relevant prospectus supplement or any pricing supplement for that offering.

     As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

     A “Non-U.S. Holder” is any beneficial owner of a note or share, as the case may be, that, for U.S. federal income tax purposes, is an individual, corporation, trust or estate that is not a U.S. Holder.

     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

     Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

     Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis ( i.e., less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

     The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

     For OID debt securities having a term to maturity of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

     The amount of OID allocable to any accrual period is equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

     The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

     Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

     Short-Term Debt Securities. In the case of debt securities that that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

     Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date and (B) 15% of the total non-contingent principal payments and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap), a minimum numerical limitation (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

     An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

     For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

     Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

     Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities. We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

     If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year, will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years and (iii) third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

     Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent of any prior interest inclusions in respect of the contingent payment debt securities that have not previously been reversed. The balance of such loss generally would constitute a capital loss.

     The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the relevant prospectus supplement or any applicable pricing supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the relevant prospectus supplement and any applicable pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

     Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

     A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

     Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

     Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

     Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

     Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

     Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a U.S. Holder who is not required to accrue such interest prior to its receipt, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

     A U.S. Holder who is required, under its method of accounting, to accrue interest on foreign currency debt securities prior to the receipt of the interest payment will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect for such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

     For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

     The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such OID), with payments considered made beginning with the earliest accrual periods and (iii) thereafter, as the receipt of principal.

     If a U.S. Holder purchases foreign currency debt securities by making payment in the relevant foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

     When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

     A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

     Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, or that are denominated in multiple currencies. Prospective investors should carefully examine the relevant prospectus supplement and any pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

     Reportable Transactions. Treasury regulations dealing with the disclosure of certain “reportable transactions” could apply to investments in debt securities in some circumstances. In particular, under the Treasury regulations, a sale, retirement or other taxable disposition of foreign currency debt securities would be subject to disclosure requirements if such sale, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Prospective investors in foreign currency debt securities should consult their own tax advisors to determine the disclosure obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Common and Preferred Stock

     Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

     Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

     U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

     Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

     Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under the caption “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under the caption “—Distributions.”

     A redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

     If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

     Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

     Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). In certain circumstances where a U.S. Holder’s ownership interest in us is increased, a U.S. Holder may be required to recognize dividend income prior to the payment of an actual dividend. Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

     In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium,

and interest (including OID, if any) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the debt securities and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

     Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

     (a) payments of interest (including OID, if any) on the debt securities by CIT or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

  the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of CIT entitled to vote;

  the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to CIT through stock ownership or a bank receiving interest described in section 881(c)(3)(A) of the Code;

  the interest (including OID, if any) is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

  the interest (including OID, if any) is not considered contingent interest under section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

  the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

     (b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

  the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

  the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S.
  Holder in the United States).

     The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address and (ii) the beneficial owner files IRS Form W-8BEN or other successor form with the withholding agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the beneficial owner and furnishes the withholding agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

     If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common and Preferred Stock

     Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders eligible for a reduced rate of U.S. federal withholding tax under an applicable tax treaty may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

     Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

     Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter holding period for the common or preferred stock) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

     Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Holders—Redemption of Common or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “Distributions” would be applicable.

     Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement, and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

     In general, CIT or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that CIT or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and CIT or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

  through underwriters, dealers or remarketing firms;

  directly to one or more purchasers, including to a limited number of institutional purchasers; or

  through agents.

     Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

     The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

  the type of and terms of the securities offered;

  the price of the securities;

  the proceeds to us from the sale of the securities;

  the names of the securities exchanges, if any, on which the securities are listed;

  the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

  any over-allotment options under which underwriters may purchase additional securities from us;

  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  any discounts or concessions which may be allowed or reallowed or paid to dealers.

     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

     The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

     Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or pricing supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

     Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$250,000,000
Shares

CIT Group Inc.

Common Stock

______________

                   , 2008

______________

     J.P. Morgan
Morgan Stanley
Banc of America Securities LLC
Citi